Exhibit 10.16

IGN Entertainment, Inc.,

The Purchasers Listed on the Signature Pages Hereto,

and

US Bank National Association,
as Collateral Agent

$22,500,000 Principal Amount
of
Senior Secured Notes due March 31, 2009
of IGN ENTERTAINMENT, INC.

PURCHASE AGREEMENT

Dated March 3, 2004

i

Section 5.10	Additional Collateral, etc.
Section 5.11	Security Interests
Section 5.12	Post Closing Security Interest Matters

ARTICLE VI NEGATIVE COVENANTS

Section 6.1	Incurrence of Indebtedness and Issuance of Preferred Stock
Section 6.2	No Layering.
Section 6.3	Restrictions on Liens
Section 6.4	Limitation on Restricted Payments
Section 6.5	No Amendment to Senior Subordinated Notes or Preferred Stock.
Section 6.6	Asset Sales; Casualty Proceeds
Section 6.7	Limitation on Sale and Leaseback Transactions
Section 6.8	Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries
Section 6.9	Business Activities
Section 6.10	Stay, Extension and Usury Laws
Section 6.11	Investment Company Act; United States Real Property Holding Corporation
Section 6.12	No Merger, etc.
Section 6.13	Limitation on Transactions With Affiliates
Section 6.14	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries
Section 6.15	Payments for Consent
Section 6.16	Employee Plans
Section 6.17	ERISA Notices

ARTICLE VII FINANCIAL COVENANTS

Section 7.1	Minimum Consolidated EBITDA.
Section 7.2	Minimum EBITDA to Consolidated Interest Expense
Section 7.3	Limitation on Capital Expenditures.
Section 7.4	Leverage Ratio.

ARTICLE VIII DEFAULTS AND REMEDIES

Section 8.1	Event of Default
Section 8.2	Acceleration
Section 8.3	Other Remedies
Section 8.4	Waiver of Past Defaults
Section 8.5	Rights of Holders of Notes to Receive Payment

ARTICLE IX COLLATERAL AGENT

Section 9.1	Appointment
Section 9.2	Delegation of Duties
Section 9.3	Exculpatory Provisions
Section 9.4	Reliance by Collateral Agent

Section 9.5	Notice of Default
Section 9.6	Non-Reliance on the Collateral Agent and Holders
Section 9.7	Indemnification
Section 9.8	Collateral Agent in its Individual Capacity
Section 9.9	Successor Collateral Agent
Section 9.10	Authorization to Release Liens and Guarantees
Section 9.11	Withholding Tax

ARTICLE X REDEMPTION AND REPURCHASE OF THE NOTES

Section 10.1	Optional Redemption
Section 10.2	Excess Proceeds Offers and Mandatory Repurchase Offers
Section 10.3	Selection of Notes to Be Redeemed or Purchased
Section 10.4	Notice of Redemption
Section 10.5	Effect of Notice of Redemption
Section 10.6	Deposit of Redemption or Purchase Price
Section 10.7	Notes Redeemed or Purchased in Part

ARTICLE XI DEFINITIONS

ARTICLE XII MISCELLANEOUS

Section 12.1	Notices
Section 12.2	Survival of Agreement
Section 12.3	Successors and Assigns
Section 12.4	Amendment and Waiver
Section 12.5	Release of Collateral and Guarantee Obligations.
Section 12.6	Independence of Covenants
Section 12.7	No Fiduciary Relationship
Section 12.8	No Duty
Section 12.9	Counterparts
Section 12.10	Calculations; Computations
Section 12.11	Interpretation
Section 12.12	GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
Section 12.13	Entire Agreement
Section 12.14	Severability

Exhibits and Schedules

Exhibit A	Form of Note
Exhibit B	Section 871(h) or 881(c) Statement
Exhibit C	Form of Legal Opinion
Exhibit D	From of Solvency Certificate
Exhibit E	Form of Guarantee and Collateral Agreement

Schedule 2.7	Sources and Uses of Funds
Schedule 4.1(a)	Charter Documents
Schedule 4.1(c)	Subsidiaries
Schedule 4.1(d)	Agreements Imposing Restrictions on Payment of Dividends
Schedule 4.2	Capitalization
Schedule 4.3	Directors, Owners and Affiliates
Schedule 4.5	Consents, Approvals and Authorizations
Schedule 4.8	Existing Indebtedness and Existing Liens
Schedule 4.9(a)	Historical Financial Statements
Schedule 4.9(b)	Projections
Schedule 4.9(c)	Undisclosed Liabilities
Schedule 4.11	Litigation
Schedule 4.13	Environmental Compliance
Schedule 4.14	Intellectual Property
Schedule 4.16(a)	ERISA Plans
Schedule 4.16(b)	ERISA Plan Payments
Schedule 4.17	Material Contracts
Schedule 4.23	Brokers
Schedule 4.29	Real Property

v

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (“Agreement”), dated as of March 3, 2004, is among IGN Entertainment, Inc., a Delaware corporation (the “Company”), the purchasers listed on the signature pages hereto (collectively, the “Purchasers”) and US Bank National Association, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of December 3, 2003, by and among, the Company, IGN Acquisition Corp. (“Merger Subsidiary”), GameSpy Industries, Inc., a California corporation (“GameSpy”), and certain shareholders of GameSpy, Merger Subsidiary, a wholly owned subsidiary of the Company, will merge with and into GameSpy (the “Merger”) and the holders of shares of capital stock of GameSpy will receive cash in consideration for such merger;

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), among the Company and the purchasers named therein, the Company has issued $20.0 million in aggregate principal amount of its Senior Subordinated Notes due March 3, 2010, 56,298 shares of its Series B Preferred Stock, and warrants to purchase 56,298 shares of its Common Stock;

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof (the “Series A Preferred Stock Purchase Agreement”), among the Company and the purchasers named therein, the Company has issued 4,999,392 shares of its Series A Preferred Stock;

WHEREAS, on the Closing Date, the Company desires to sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, an aggregate of $22.5 million in aggregate principal amount of the Company’s Senior Secured Notes due March 31, 2009, subject to the terms and conditions and for the consideration provided herein; and

WHEREAS, the proceeds from the sale of the Notes, the Senior Subordinated Notes, the Series A Preferred Stock, and the Series B Preferred Stock shall be contributed by the Company to Merger Subsidiary, and Merger Subsidiary shall apply such proceeds to finance a portion of the Merger, including related fees and expenses;

NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES

Section 1.1            Issue of Notes

On or before the Closing (as defined herein), the Company will have authorized the issuance of $22.5 million in aggregate principal amount of the Notes to the Purchasers.  The Notes will be issued in the form attached hereto as Exhibit A.  The Notes will be Guaranteed by all current and future Domestic Subsidiaries of the Company in accordance with this Agreement.

Capitalized terms used herein without definition shall have the meanings assigned to them in Article XI.

The obligations of each Purchaser under this Agreement are several and not joint obligations, and each Purchaser will have no obligation or liability to any Person for the performance or non-performance by any other Purchasers hereunder.

Section 1.2            Sale and Purchase of the Notes; the Closing

In reliance upon each Purchaser’s representations made in Section 1.3 and subject to the terms and conditions set forth in the Note Documents, the Company hereby agrees to issue and sell to each Purchaser the Notes set forth below its name on the signature pages hereto for the Note Purchase Price.  In reliance upon the representations and warranties of the Company contained in the Note Documents, and subject to the terms and conditions set forth herein and therein, each Purchaser hereby agrees (severally and not jointly) to purchase such Notes from the Company.

The sale and purchase of the Notes to be purchased by the Purchasers will take place at a closing (the “Closing”) at 10:00 a.m. New York City time on March 3, 2004, at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109 or at such other time and place as is mutually agreed to by the Company and the Purchasers (the “Closing Date”).  At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by it (in such permitted denomination or denominations and registered in its name or the name of such nominee or nominees as such Purchaser may request) against payment of the purchase price of the Notes by intra-bank or federal funds wire transfer of immediately available funds to such bank accounts as the Company designates.

Section 1.3            Purchaser’s Representations and Warranties

(a)  Each Purchaser represents that it is purchasing the Notes to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to each Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities

Act, and subject, nevertheless, to the disposition of each Purchaser’s property being at all times within its control.

Each Purchaser further represents that it:

(i)            is knowledgeable, sophisticated and experienced in business and financial matters;

(ii)           has previously invested in securities similar to the Notes and fully understand the limitations on transfer described in Section 1.3(b) and the restrictions on sales and other dispositions in the Note Documents;

(iii)          is able to bear the economic risk of its investment in the Notes and is currently able to afford the complete loss of such investment;

(iv)          is an “accredited investor” as defined in Regulation D promulgated under the Securities Act;

(v)           understands that:

(A)          the Notes have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act; and

(B)           the Notes may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act; and

(C)           the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

Each Purchaser acknowledges that it has conducted its own analysis of the Company’s financial condition and other foregoing factors in determining to make an investment in the Notes.  Additionally, each Purchaser acknowledges that it is a resident of the State of New York for purposes of the application of state securities laws to its purchase of the Notes.

(b)  If any Purchaser desires to sell or otherwise dispose of all or any part of the Notes (other than to a Permitted Transferee or pursuant to Rule 144 or Rule 144A or an effective registration statement under the Securities Act), if requested by the Company, it will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from registration under the Securities Act is available.  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND (B) IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW.  THE ISSUER OF THESE SECURITIES MAY REQUEST AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER THAT ANY SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUMBRANCE IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.”

Section 1.4            Outside Closing Date

If at the Closing any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to each Purchaser’s reasonable satisfaction or if the Closing fails to occur on or before April 30, 2004, each Purchaser will, at its election and notwithstanding anything to the contrary in this Agreement, be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure.  Nothing in this Section 1.4 will operate to relieve the Company from any of its obligations hereunder.

Section 1.5            Interest

(a)  The Company shall pay interest on the principal amount of the Notes (measured on the date immediately preceding the date such interest payment is due) at a variable rate that will be reset quarterly commencing March 31, 2004, from the date of this Agreement until maturity.  The interest rate for any period beginning from and including a LIBOR Reset Date to but excluding the next LIBOR Reset Date will be equal to the 3-Month LIBOR Rate plus the Applicable Spread per annum.  The initial interest rate for the Notes for the period from and including the Closing Date to but excluding the first LIBOR Reset Date will be calculated using 3-Month LIBOR as determined by the Company on the second London Banking Day preceding the Closing Date.

(b)  The Company will determine, and notify to the Holders its determination of, 3-Month LIBOR on the second London Banking Day preceding the related LIBOR Reset Date (the “LIBOR Determination Date”).  The initial LIBOR Determination Date for the initial interest period will be the second London Banking Day preceding the Closing Date.

(c)  The Company will pay interest quarterly in arrears on each March 31, June 30, September 30, and December 31 of each year (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date, at the rate in effect for such period; provided that if there is no existing Default in the payment of interest, and if a Note is authenticated between a record date referred to in the Note and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.  Interest will be computed on the basis of a 360 day year and actual days elapsed in each relevant interest period.

(d)  So long as any Event of Default shall have occurred and be continuing, the unpaid principal amount of each Note and, to the extent not paid when due, each other amount payable hereunder and under the Notes (provided that the Company shall have received notice that such other amount is payable), shall bear interest (including post-petition interest in any proceeding under any Bankruptcy Law) at a rate per annum equal to 2% in excess of the rate then in effect.

(e)  Notwithstanding anything to the contrary set forth in this Agreement and the Notes, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Holders is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in this Agreement and the Notes, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In the event that a court determines that the Holders have received interest hereunder in excess of the Maximum Lawful Rate, the amount of such excess interest shall be applied against (i) any accrued and unpaid interest on the Notes, (ii) the principal amount and premium, if any, then outstanding under the Notes, and (iii) any such excess interest payments remaining with the Holders after such application shall be refunded to the Company.  In no event shall the total interest received by any Holder pursuant to the terms hereof exceed the amount which such Holder could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 1.6            Expenses

Whether or not any of the Notes are sold, the Company agrees:

(i)            to pay or reimburse each Holder and the Collateral Agent for their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Note Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including (A) the reasonable fees and disbursements and other charges of one counsel to the Holders (plus any local counsel) and one counsel to the Collateral Agent

(plus any local counsel), (B) all reasonable out-of-pocket expenses incurred by each Holder and the Collateral Agent and or their respective general partners, if applicable, in connection with the transactions contemplated by this Agreement and the other documents referred to herein, including travel and lodging expenses and (C) all costs incurred in connection with its review of the Company’s business and operations;

(ii)           to pay or reimburse each Holder and the Collateral Agent for all of their respective costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Note Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Holder and of counsel to the Collateral Agent;

(iii)          to pay, indemnify, or reimburse each Holder and the Collateral Agent for, and hold each Holder and the Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Note Documents and any such other documents, and;

(iv)          to pay all other reasonable out-of-pocket expenses, including reasonable fees and expenses of one counsel (plus any local counsel), incurred by the Company in connection with the transactions contemplated by this Agreement; and

(v)           to pay such fees of the Collateral Agent as are agreed from time to time and the reasonable out-of-pocket expenses of the Collateral Agent.

Section 1.7            Indemnification

In addition to any and all obligations to indemnify each Purchaser pursuant to the Note Documents, each Note Party (collectively, the “Indemnifying Parties”) hereby agrees, jointly and severally, without limitation as to time, to indemnify each Purchaser and its Agents and Affiliates, including its officers, directors, employees, advisors and representatives (collectively, the “Indemnified Parties”), against, and hold such Purchaser and them harmless from, all losses, claims, damages, liabilities and related expenses (including the expenses of preparation and attorneys’ fees and disbursements) (collectively, the “Losses”) incurred by such Purchaser or them and arising out of or in connection with the Note Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any claim, litigation, investigation or proceeding, except to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to arise primarily from such Indemnified Party’s either gross negligence or willful misconduct.  The Indemnifying Parties agree to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party.  No Indemnified Party will be liable for:

(i)            any Losses arising from the use by unauthorized Persons of Information or other materials sent through electronic, telecommunications or other information transmissions systems that are intercepted by such Persons;

(ii)           any special, indirect, consequential or punitive damages arising out of or in connection with the Note Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto); or

(iii)          any other Losses except to the extent, and only to the extent, that any Losses directly result from action or failure to act on the part of any Indemnified Party which is finally judicially determined to arise primarily from such Indemnified Party’s either gross negligence or willful misconduct.

The obligations of the Indemnifying Parties to each Indemnified Party hereunder shall be separate obligations, and the Indemnifying Parties’ liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.  The obligations of the Indemnifying Parties under this Section 1.6 shall survive the payment or prepayment of the Notes at maturity, upon acceleration, redemption or otherwise, any transfer of Notes by any Purchaser and the termination of the Note Documents.

In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against any of the Indemnifying Parties hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall, if it desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses.  The failure to so notify the Company shall not affect any obligation any of the Indemnifying Parties may have to any Indemnified Party under this Agreement or otherwise.  Each Indemnified Party and each group of Indemnified Parties under common control (a “Affiliated Group”) shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party or Affiliated Group, as applicable, unless:

(i)            the Indemnifying Parties have agreed in writing to pay such expenses;

(ii)           the Indemnifying Parties have failed to assume the defense and employ counsel; or

(iii)          the named parties to any such action (including any impleaded parties) include any Indemnified Party and any Indemnifying Party, and such Indemnified Party shall have been advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party;

provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Company shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party.  The Indemnifying Parties shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld).  The Indemnifying Parties agree that they will not, without the Indemnified Party’s prior consent, which shall not be unreasonably withheld, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

Section 1.8            Contribution

If the indemnification provided for in Section 1.7 is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Parties, in lieu of indemnifying such Persons, shall have a joint and several obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Parties, on the one hand, and the Indemnified Parties, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations.  The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 1.9            Register of Notes; etc.

(a)  The Company will maintain a register for the Notes in which it will provide for the registration and transfer of the Notes.  The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

(b)  Upon surrender for registration of transfer of any Note, the Company, at its expense, will execute and deliver, in the name of the designated transferee or transferees, one or more new Note certificates of the same type, and of a like aggregate principal amount.

(c)  Note certificates may be exchanged at the option of any Holder thereof for Note certificates of a like aggregate principal amount.  Whenever any Note certificates are so surrendered for exchange, the Company, at its expense, will execute and deliver the Note certificates that the Holder making the exchange is entitled to receive.

(d)  All Note certificates issued upon any registration of transfer or exchange of such Note will be the legal and valid obligations of the Company, evidencing the same interests, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange.

(e)  Every Note certificate presented or surrendered for registration of transfer or exchange will (if so required by the Company) be duly endorsed or will be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or its attorney duly authorized in writing.

Section 1.10         Further Action

During the period from the date hereof to the Closing Date, the Company will use all commercially reasonable efforts to cause its representations and warranties contained in Article IV hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

Section 1.11         Taxes

(a)  All payments made by the Company under this Agreement or any other Note Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Collateral Agent or any Holder as a result of a present or former connection between the Collateral Agent or such Holder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Collateral Agent’s or such Holder’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Note Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to the Collateral Agent or any Holder hereunder, the amounts so payable to the Collateral Agent or such Holder shall be increased to the extent necessary to yield to the Collateral Agent or such Holder (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Company or any Guarantor shall not be required to increase any such amounts payable to the Collateral Agent or any Holder with respect to any Non-Excluded Taxes (i) that are attributable to such Holder’s failure to comply with the requirements of paragraph (d) or (e) of this Section 1.11 in the case of any Non-U.S. Holder, that are United States withholding taxes imposed on amounts payable to the Collateral Agent or such Holder at the time the Collateral Agent or such Holder becomes a party to this Agreement, except to the extent that the Collateral Agent’s or such Holder’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this Section 1.11(a).  The Company or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

(b)  In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Collateral Agent for the account of the Collateral Agent or relevant Holder, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof.  If the Company fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Collateral Agent the required receipts or other required documentary evidence, the Company shall indemnify the Collateral Agent and the Holders for any incremental taxes, interest or penalties that may become payable by the Collateral Agent or any Holder as a result of any such failure.  The agreements in this Section 1.11 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(d)  Each Holder that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Holder”) shall deliver to the Company two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Holder claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit B to the effect that such Holder is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Holder claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Company under this Agreement and the other Note Documents.  Such forms shall be delivered by each Non-U.S. Holder on or before the date it becomes a party to this Agreement.  In addition, each Non-U.S. Holder shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Holder.  Each Non-U.S. Holder shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Non-U.S. Holder shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Holder is not legally able to deliver.

(e)  A Holder that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Holder is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Holder, at the time or times prescribed by applicable law or reasonably requested by the Holder, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Holder is legally entitled to complete, execute and deliver such documentation and in such Holder’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Holder.

ARTICLE II

CLOSING CONDITIONS

Each Purchaser’s obligation to purchase and pay for the Notes shall be subject to the satisfaction of each of the following conditions on or before the Closing Date:

Section 2.1            Representations and Warranties True; No Event of Default

The representations and warranties of the Company contained in Article IV shall be true at and as of the Closing Date (unless related to a specific date, in which case it shall be true as of such specific date), after giving effect to the transactions contemplated by this Agreement to occur on that date, as if made on and as of that date.

Section 2.2            Compliance with this Agreement

The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Note Documents or any other document contemplated hereby or thereby to be performed or complied with by the Company on or before the Closing Date.  Neither the Company nor any of its Subsidiaries shall have entered into any transaction since the date of this Agreement that would have been prohibited by any section hereof had such section applied since such date.

Section 2.3            GameSpy Acquisition

All of the Acquisition Documents shall have been completed on terms reasonably satisfactory to each Purchaser including those pertaining to representations, warranties, indemnification rights, and any tax elections by the Company in connection with the GameSpy Acquisition.  Fully executed copies of all of the Acquisition Documents shall have been delivered to each Purchaser simultaneously with the Closing.  The GameSpy Acquisition shall be consummated concurrently with the Closing and on the terms contemplated by the Acquisition Documents, and all conditions precedent to such consummation shall have been satisfied or, with each Purchaser’s consent, waived.  The Company shall have received $35.0 million of aggregate cash proceeds from the sale of Senior Subordinated Notes, Series A Preferred Stock, and Series B Preferred Stock on the Closing Date.  The purchase price for GameSpy shall not exceed $54.6 million, and the aggregate fees and closing costs payable by the Company and its Subsidiaries in connection with the GameSpy Acquisition and the related financing transactions (including the transactions contemplated by this Agreement) shall not exceed $3,468,435.

Section 2.4            Compliance Certificates

(a)  Officer’s Certificate.  Each Purchaser and the Collateral Agent shall have received a certificate dated the Closing Date and signed by each of (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer or Controller of the Company, certifying that the conditions set forth in Sections 2.1, 2.2, 2.3, 2.7, 2.8(b), 2.9, 2.11 and 2.19 have been satisfied on and as of such date and further certifying as to such other matters as any Purchaser may request in the exercise of its reasonable discretion.

(b)  Secretary’s Certificate.  Each Purchaser and the Collateral Agent shall have received a certificate, dated the Closing Date and signed by the Secretary of the Company and each Guarantor (other than Two Cents, Inc.), certifying as to (i) the board resolutions and Charter Documents attached thereto, (ii) the incumbency of the Company’s or Guarantors, as applicable, officers executing the Note Documents, and (iii) all other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Note Documents.

Section 2.5            Opinion of Counsel

Each Purchaser and the Collateral Agent shall have received opinions, dated the Closing Date and addressed to it, from Goodwin Procter LLP, counsel for the Company and Merger Subsidiary, and Fenwick & West LLP, counsel for GameSpy, each in form and substance reasonably satisfactory to such Purchaser, as to the matters set forth on Exhibit C.

Section 2.6            Issuance of the Notes

Pursuant to Section 1.2, the Company shall have issued and delivered $22.5 million in aggregate principal amount of Notes to the Purchasers.

Section 2.7            Sources and Uses of Funds

Schedule 2.7 sets forth a statement of the sources and uses of funds from (a) the sale of Notes pursuant to this Agreement, (b) the sale of Senior Subordinated Notes and Series B Preferred Stock pursuant to the Securities Purchase Agreement, (c) the sale of and Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement, and (d) the other transactions being undertaken by the Company concurrently herewith including the GameSpy Acquisition.

Section 2.8            Financial Statements

(a)  The Company shall have delivered to each Purchaser (i) audited financial statements for the Company and GameSpy for fiscal year 2003, and (ii) internal consolidated financial statements of the Company and GameSpy for (A) each fiscal quarter occurring in fiscal year 2001, and (B) each month since January 1, 2002, and each such internal financial statement must be satisfactory to each of the Purchasers.  The Company shall have delivered to each Purchaser (i) a pro forma consolidated balance sheet of the Company and its Subsidiaries as of January 31, 2004, prepared in accordance with Regulation S-X, that gives pro forma effect to the GameSpy Acquisition and the transactions contemplated by this Agreement as if they had occurred on such date, and (ii) a pro forma consolidated income statement and pro forma consolidated statement of cash flows of the Company and its Subsidiaries for the twelve months ending January 31, 2004, prepared in accordance with Regulation S-X, that gives pro forma effect to the GameSpy Acquisition and the transactions contemplated by this Agreement as if they had occurred on February 1, 2003.

(b)  On a combined basis after giving effect to the GameSpy Acquisition and the transactions contemplated by this Agreement as if they had occurred on February 1, 2003, (i) the Consolidated EBITDA of the Company and its Subsidiaries for the twelve months ending December 31, 2003, shall be at least $5.6 million and (ii) the consolidated revenue of the Company and its Subsidiaries for the twelve months ending December 31, 2003, shall be at least $36.5 million.  On a combined basis after giving effect to the GameSpy Acquisition and the transactions contemplated by this Agreement as if they had occurred on December 31, 2003, the total Funded Indebtedness (excluding accounts payable and accrued expenses) of the Company and its Subsidiaries as of such date shall not exceed $42.5 million.

Section 2.9            Assets and Liabilities

Since December 31, 2003, there shall have been (a) no material increase in the liabilities, contingent or otherwise, of the Company and GameSpy taken as a whole (other than in the ordinary course of business consistent with past practice), and (b) no material decrease in the assets of the Company and GameSpy taken as a whole.

Section 2.10         Proceedings Satisfactory

All proceedings taken in connection with the sale of the Notes, the transactions contemplated by the Note Documents, and all documents and papers relating thereto, shall be reasonably satisfactory to each Purchaser.  Each Purchaser and its counsel shall have received copies of such documents and papers as such Purchaser or they may reasonably request in connection therewith, or as a basis for the Closing opinions, all in form and substance reasonably satisfactory to each Purchaser.

Section 2.11         Consents and Permits

Each Note Party shall have obtained all consents, approvals and authorizations and sent or made all notices, filings, registrations and qualifications required to be obtained, sent or made in connection with the GameSpy Acquisition and the transactions contemplated by the Note Documents (including the GameSpy Financing Documents), except where the failure to obtain, send, or make the same would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There shall have expired all applicable waiting periods without any action having been taken or threatened by any competent authority that could restrain, prevent or otherwise impose material adverse conditions on the GameSpy Acquisition or any of the other or the transactions contemplated by this Agreement.

Section 2.12         Solvency Certificate

Each Purchaser shall have received a solvency certification for each Note Party prepared and executed by the Chief Financial Officer or Controller of the Company in the form attached hereto as Exhibit D.

Section 2.13         Note Documents

The Company and each Guarantor shall have duly executed and delivered and caused their respective Subsidiaries party thereto to duly execute and deliver to such Purchaser:

(i)            this Agreement;

(ii)           one or more Notes in the aggregate amount set forth opposite such Purchaser name on the signature pages hereto; and

(iii)          the Security Documents.

Section 2.14         Security

The Security Documents shall have been duly executed and delivered by the respective parties thereto and there shall have been delivered to the Collateral Agent with respect to such Security Documents:

(i)            certificates representing all Pledged Securities (as defined in the Security Agreement), together with executed and undated stock powers and/or assignments in blank;

(ii)           instruments representing all intercompany Indebtedness that would be required to be evidenced by a demand promissory note if incurred after the Closing Date, together with executed and undated instruments of assignment in blank;

(iii)          certificate of insurance required pursuant to Section 5.3(b) of the Guarantee and Collateral Agreement;

(iv)          appropriate financing statements or comparable documents of, and executed by, the appropriate entities in proper form for filing under the provisions of the UCC and applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, in the Collateral Agent’s sole discretion, to grant to the Holders a perfected priority Lien on such Collateral superior to and prior to the rights of all third persons other than the holders of Permitted Liens;

(v)           UCC, judgment and tax lien search reports listing all effective financing statements or comparable documents which name the Company or any Guarantor as debtor and which are filed in those jurisdictions in which any of such Collateral is located and the jurisdictions in which the Company’s or any Guarantor’s principal place of business is located in the United States, together with copies of such existing financing statements, none of which shall encumber such Collateral covered or intended or purported to be covered by the Security Documents other than Permitted Liens;

(vi)          evidence of the completion of all filings of each such Security Document, including with the United States Patent and Trademark Office and the United States Copyright Office, and delivery, recordation and filing, if necessary, of such other security and other documents, including UCC-3 termination statements with respect to UCC filings that do not constitute Permitted Liens, as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents; and

(vii)         evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interest created by the Security Documents have been taken.

Section 2.15         Payment of Fees and Expenses

The Company shall have paid all of the accrued fees and expenses (entitled to be paid hereunder) of each Purchaser for which invoices have been submitted at least one Business Day prior to the Closing.

Section 2.16         No New Information

No Purchaser shall have become aware of any information or other matter affecting the Company, any of its Subsidiaries or the GameSpy Acquisition that in its judgment is inconsistent in a material and adverse manner with the information disclosed to such Purchaser prior to the date hereof, taken as a whole.

Section 2.17         Purchase Permitted by Applicable Laws; Legal Investment

Each Purchaser’s purchase of and payment for the Notes to be purchased by it:

(a)  shall not be prohibited by any applicable law or governmental regulation;

(b)  shall not subject it to any material penalty under or pursuant to any applicable law or governmental regulation; and

(c)  shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

If requested by any Purchaser, the Company shall have delivered to such Purchaser factual certificates or other evidence reasonably requested by it, in form and substance reasonably satisfactory to it, to enable such Purchaser to establish compliance with this condition, including copies of all state securities law or “blue sky” filings made in connection with the transactions contemplated hereby, if any.

Section 2.18         No Material Adverse Change

At and as of the Closing Date, there shall have been:

(a)  since December 31, 2003, no material adverse change and no event, condition, occurrence or development that, individually or in the aggregate, could reasonably be expected to result in a material adverse change, in:

(i)            the business, results of operations, cash flows, property, assets, liabilities, condition (financial or otherwise), management or prospects of the Company and GameSpy and their respective Subsidiaries taken as a whole,

(ii)           the industry of the Company or GameSpy,

(iii)          the projections of the Company and its Subsidiaries (including after the GameSpy Acquisition) or the assumptions underlying such projections as delivered to the Purchasers in the bound volume entitled “IGN.com Finance Review, dated January 23, 2004,” and

(b)  no litigation, investigation or other proceeding pending or threatened that, (i) if adversely determined, could reasonably be expected to result in material adverse impact on the Company, GameSpy and their respective Subsidiaries taken as a whole, or their respective businesses, or the ability of any of them to repay the Notes or otherwise perform any of their respective obligations under the Acquisition Documents (including the GameSpy Financing Documents, or (ii) challenges or purports to challenge any of the transactions contemplated by this Agreement or the Acquisition Documents or on any of the rights or remedies of the Purchasers under the Note Documents or the GameSpy Financing Documents.

Section 2.19         Disbursement Instructions

The Purchasers shall have received written instructions from the Company to the Purchasers directing the payment of the purchase price to be paid on the Closing Date.

Section 2.20         Other Assurances

The Company shall have delivered to the Purchasers such other and further certificates, assurances and documents as the Purchasers or their respective counsel may have reasonably requested in order to evidence the accuracy of the representations and warranties thereof, the performance of the covenants and agreements to be performed at or prior to the Closing thereby, and the fulfillment of the conditions to the Purchasers’ obligations.

ARTICLE III

HOLDER’S SPECIAL RIGHTS

The Company hereby agrees to grant to each Holder the following special rights:

Section 3.1            Service Charges

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant Section 3.3 hereof not involving any transfer.

Section 3.2            Direct Payment

(a)  The Company will pay or cause to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 1:00 p.m., New York time), by intra-bank or federal funds wire transfer to each Holder’s account in any bank in the United States as may be designated and specified in writing by such Holder on the day of the applicable payment.  Each Purchaser’s initial bank account for this purpose is on its signature page hereto.

(b)  Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable on a Legal Holiday, then the Company will pay such amount on the next succeeding Business Day, and interest will accrue on such amount until the date on which such amount is paid and payment of such accrued interest will be made concurrently with the payment of such amount; provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest will accrue on such amount.

(c)  Notwithstanding anything to the contrary contained in the Notes, if any interest amount payable with respect to a Note is payable on a Legal Holiday, then the Company will pay such amount on the next succeeding Business Day.  The interest amount payable will include interest calculated from the last scheduled interest payment date up to and including the current scheduled interest payment date.

Section 3.3            Lost, etc. Notes

Notwithstanding any provision in any Note Document to the contrary, if any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.  If there shall be delivered to the Company:

(a)  evidence to its satisfaction of the destruction, loss or theft of any Note; and

(b)  such security or indemnity as may be reasonably required by the Company and any agent to save each of the Company and such agent harmless,

then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note in accordance with its terms.  Upon the issuance of any new Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Section 3.4            Inspection

The Company will allow one representative designated by the Majority Holders (together with such representative’s agents, the “Noteholder Representative”) the right to visit and inspect any of the offices or properties of the Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, outside advisors, outside consultants and independent public accountants (and by this provision, the Company authorizes its officers, advisors, consultants and accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested; provided that, in the absence of a continuing Event of Default, all such visits and inspections will occur during normal business hours, upon reasonable notice and in a manner designed not to disrupt the business of the Company.  The costs and expenses of such inspection will be paid by the Noteholder Representative, unless a Default or Event of Default then exists, in which case the costs and expenses will be paid by the Company.

Section 3.5            Private Placement Number

If requested by any Holder, the Company will obtain a private placement number for the Notes from Standard & Poor’s CUSIP Service Bureau.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants on behalf of itself and each of its Subsidiaries that each of the following statements is true as of the date of this Agreement and will be true as of the Closing Date (unless related to a specific date, in which case it shall be true as of such specific date), as if made on and as of the Closing Date, after giving effect to all the transactions contemplated by this Agreement to occur on the Closing Date:

Section 4.1            Organization, Standing and Qualification

(a)           Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; has all requisite corporate and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure to be so qualified or licensed would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has heretofore delivered to Latham & Watkins LLP complete and correct copies of the Charter Documents of the Company and each of its Subsidiaries as currently in effect and has identified on Schedule 4.1(a) all jurisdictions in which the Company and each of its Subsidiaries is qualified or licensed to do business as a foreign corporation.

(b)           Each of the Note Parties has all requisite corporate power and authority to enter into and perform all of its obligations under the Note Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(c)           The Company has identified on Schedule 4.1(c):

(i)            the name and jurisdiction of incorporation or organization of each of its Subsidiaries; and

(ii)           the percentage of the issued and outstanding Capital Stock and other equity securities (including rights, warrants and options to acquire, and all securities convertible into or exchangeable for, such Capital Stock) of each such Subsidiary owned by the Company or any of its Wholly Owned Subsidiaries.

All such shares of Capital Stock and other equity securities have been duly authorized and validly issued and are fully paid and nonassessable and are (or will be, in the case of GameSpy and its Subsidiaries) owned by the Company and its Wholly Owned Subsidiaries beneficially and of record, free and clear of any Lien except for Permitted Liens.

(d)           No Subsidiary of the Company is a party to, or otherwise subject to, any law, restriction or any agreement (other than this Agreement and the agreements listed on Schedule 4.1(d) and customary limitations imposed by the applicable law) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity securities of such Subsidiary, except for such restrictions that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.2            Capitalization

The authorized Capital Stock of the Company consists solely of,

(i)            1,500,000 shares of Common Stock, of which (A) 1,000,000 shares are issued and outstanding and (B) 25,200 shares have been reserved for issuance pursuant to various employee stock option plans, and

(ii)           70,500,000 million shares of Preferred Stock, of which (A) 70,273,074 shares are designated Series A Preferred Stock, of which 34,923,565 shares are issued and outstanding, and (B) 226,926 shares of Series B Preferred Stock, none of which are issued and outstanding.

Immediately after the closing of the transactions contemplated hereby, the authorized capital stock of the Company shall consist solely of:

(i)            1,400,000 shares of Common Stock, of which (A) 1,035,631 shares will be issued and outstanding, owned of record by the Persons in the respective amounts set forth on Schedule 5.03(b) to the Securities Purchase Agreement, (B) 56,298 shares of which are reserved for issuance upon conversion of the Series B Preferred Stock, (C) 56,298 shares of which are reserved for issuance upon exercise of the Warrant issued pursuant to the Securities Purchase Agreement, and (D) 37,000 shares of which are reserved for issuance pursuant to the Equity Incentive Plan; and

(ii)           40,000,000 shares of Preferred Stock, of which (A) 39,922,957 shares will be designated as Series A Preferred Stock, all of which are issued and outstanding, owned of record by the Persons in the respective amounts set forth on Schedule 5.03(b) to the Securities Purchase Agreement, (B) 56,298 shares are designated as Series B Preferred Stock, all of which are issued and outstanding, owned of record by the Persons in the respective amounts set forth on Schedule 5.03(b) to the Securities Purchase Agreement, and (C) 20,745 shares shall be undesignated preferred stock, none of which are outstanding.

All such shares have been duly authorized and validly issued (or validly reserved for future issuance) and are (or will be, when issued) fully paid and nonassessable.

Except as set forth in Schedule 4.2:

(i)            there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any Person to purchase or otherwise acquire any Capital Stock or other equity securities of the Company or any of its Subsidiaries;

(ii)           there are no obligations or securities convertible into or exchangeable or exercisable for shares of any Capital Stock or other equity securities of the Company or any of its Subsidiaries or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities; and

(iii)          there are no preemptive or similar rights to subscribe for or to purchase any Capital Stock or other equity securities of the Company or any of its Subsidiaries;

provided that the representation set forth in clauses (i) through (iii) above, insofar as it relates to any agreements or arrangements to which the Company is not a party, is qualified by the Company’s knowledge.

Schedule 4.2 identifies:

(i)            all holders of Capital Stock of the Company, all holders of outstanding rights, warrants and options to acquire Capital Stock of the Company and all holders of any other obligations or securities convertible into or exchangeable or exercisable for shares of Capital Stock;

(ii)           the title of the class and series, and amount, of securities held by each of such holders;

(iii)          the number of shares of Common Stock into which the securities held by each of such holders may be exchanged, exercised or converted; and

(iv)          the total number of shares of Common Stock that are reserved for future issuance for any purpose.

Section 4.3            Directors, Owners and Affiliates of the Company

Schedule 4.3 contains (except as noted therein) complete and correct lists:

(i)            of the Affiliates controlled by the Company, other than its Subsidiaries; and

(ii)           of the Company’s directors and senior officers.

Section 4.4            Authorization of the Note Documents

The Company has taken all actions necessary to authorize it:

(i)            to enter into and perform all of its obligations under each of the Note Documents and the Acquisition Documents; and

(ii)           to issue and perform all of its obligations with respect to the Notes,

and to consummate the transactions contemplated hereby and thereby.  Each of the Note Documents and the Acquisition Documents is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except for (A) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (B) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

Each of the Guarantors has taken all actions necessary to authorize it:

(i)            to enter into and perform all of its obligations under this Agreement; and

(ii)           to perform all of its Obligations pursuant to its Guarantee of the Notes,

and to consummate the transactions contemplated hereby and thereby.  This Agreement and the Note Guarantees constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their respective terms, except for (A) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (B) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

Section 4.5            No Violation

The execution and delivery of the Note Documents and the Acquisition Documents, the issuance, sale and delivery of the Notes, the performance by the Company and the Guarantors of their respective obligations under the Note Documents, the Acquisition Documents and the GameSpy Financing Documents, and the consummation of the transactions contemplated hereby and thereby, will not:

(i)            violate any provision of the Charter Documents of the Company or any of its Subsidiaries;

(ii)           violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective assets or properties may be subject, except for such violations as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iii)          permit or cause the acceleration of the maturity of any Indebtedness or other obligation of the Company or any of its Subsidiaries; or

(iv)          violate, or conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation of any Lien upon any asset or property of the Company or any of its Subsidiaries under any mortgage, indenture, loan agreement, note, debenture or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or the respective assets or properties of any of them) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Except as disclosed on Schedule 4.5, all required consents, approvals or authorizations of, or notices to or filings, registrations or qualifications with, any governmental authority or other Person required in connection with the transactions contemplated by the Note Documents, the Acquisition Documents, and the GameSpy Financing Documents have been obtained or made.

Section 4.6            No Defaults

No event has occurred or failed to occur that constitutes:

(i)            a default or event of default (or that would constitute a default or event of default with the giving of notice or the passage of time or both) under this Agreement or any other GameSpy Financing Document; or

(ii)           an event of default under any other agreement for borrowed money, and the conditions to the closing of the Merger set froth in Sections 10.1 of the Merger Agreement shall have been satisfied.

Section 4.7            Use of Proceeds

The net proceeds from the sale of the Notes pursuant to this Agreement and the sale of Series A Preferred Stock and Series B Preferred Stock pursuant to the Securities Purchase Agreement will be used as provided on Schedule 2.7.

Section 4.8            Outstanding Indebtedness; Liens

The capitalization table on Schedule 4.8 sets forth and identifies in reasonable detail all outstanding short-term and long-term Indebtedness of the Company and its Subsidiaries as of the Closing Date (other than under this Agreement), including all notes issued by the Company to finance the acquisition of real or personal property, prior to and after giving effect to the GameSpy Acquisition and the other transactions contemplated by this Agreement.  Schedule 4.8 includes the names of the holders, principal amounts, required interest payments and maturity dates of all such Indebtedness and specifies all Indebtedness which is in any way subordinated to the Indebtedness represented by the Notes.  Set forth on Schedule 4.8 is a list and description of all existing Liens, other than Permitted Liens, on the property of the Company and the Guarantors as of the Closing Date.

As of the Closing Date and after giving effect to the transactions contemplated hereby to occur on the Closing Date (including the GameSpy Acquisition), the Company shall have total funded Indebtedness (excluding accounts payable and accrued expenses) on a consolidated basis not in excess of $42.5 million.

Section 4.9            Financial Statements; Projections; No Undisclosed Liabilities

(a)  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 4.9(a).  All such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject to the normal year-end adjustments and the absence of footnotes in the case of the unaudited financial statements).

(b)  The Company has delivered to each Purchaser copies of the financial projections listed on Schedule 4.9(b) (the “Projections”).  All of those financial projections were prepared by the Company in good faith based upon reasonable assumptions.  It is understood and agreed that the Projections are estimates and not a guarantee of actual results.

(c)  Except as set forth on Schedule 4.9(c), neither the Company nor any of its Subsidiaries has any liability (absolute or contingent) except:

(i)            those shown on the most recent balance sheets described in Section 4.9(a) hereof;

(ii)           those incurred in the ordinary course of business since the date of such balance sheets;

(iii)          those incurred under the Note Documents and the Acquisition Documents; and

(iv)          those that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)  The pro forma financial statements of the Company and its Subsidiaries to be delivered pursuant to Section 2.8 will be prepared in accordance with the accounting requirements of Rule 11-02 of Regulation S-X and other accounting requirements of the Exchange Act and the related published rules and regulations thereunder that would be applicable to a registration statement filed under the Securities Act.  The assumptions used in preparing the pro forma financial statements delivered hereby provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts

Section 4.10         No Material Adverse Change

Since December 31, 2003, no event, condition, occurrence or development has occurred that has had, either individually or in the aggregate, a Material Adverse Effect, on the Company and its Subsidiaries taken as a whole, and no event, condition, occurrence or development has occurred that would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

Section 4.11         Litigation

Except as set forth on Schedule 4.11, there is no action, proceeding or investigation commenced or, to the Company’s knowledge, threatened, against or affecting the Company or any of its Subsidiaries in any court or before any governmental or quasi-governmental authority or arbitration board or tribunal, foreign or domestic, except for such actions which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there is no such action seeking to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Note Documents, the GameSpy Financing Documents or the Acquisition Documents, the issuance of the Notes, Series A Preferred Stock or Series B Preferred Stock, or the consummation of any of the other transactions contemplated hereby or thereby.

Neither the Company nor any of its Subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal that has had or that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.12         Title to and Condition of Properties

Except for Permitted Liens, each of the Company and its Subsidiaries has good and marketable title to all the real properties and other material assets (tangible or intangible) it purports to own, free and clear of all Liens.

All leases and other material agreements to which the Company or any of its Subsidiaries is a party are valid and binding and in full force and effect, no default has occurred or is continuing thereunder and no consent need be obtained (other than consents that have been or will be obtained prior to the Closing) from any Person in respect of any such lease or agreement in connection with the transactions contemplated by the Acquisition Documents, the GameSpy Financing Documents or the Note Documents, except such as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee, except for such leases that, both singly and in the aggregate, are immaterial to the business of the Company and its Subsidiaries taken as a whole.

Except for such assets, plants and facilities as are immaterial in the aggregate to the business of the Company and its Subsidiaries taken as a whole, all tangible assets, plants and facilities of each of the Company and its Subsidiaries are in good condition and repair and are adequate, in the reasonable opinion of the Company, for the uses to which they are being put or would be put in the ordinary course of business.

Section 4.13         Environmental Compliance

(a)  Except as disclosed on Schedule 4.13 and except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)            each of the Company and its Subsidiaries:

(A)          is in compliance with the provisions of all Environmental Laws relating to its business, properties and assets, including to the Real Property owned, leased or operated by any of them or the ownership, use, control, management, operation or occupancy thereof; and

(B)           possesses all Environmental Permits that may be necessary for such ownership, use, control, management, operation or occupancy as may otherwise be necessary for the operation of its business;

(ii)           none of the Company or any of its Subsidiaries has violated any provision of any applicable Environmental Laws; and

(iii)          none of the Company or any of its Subsidiaries has any liability, absolute or contingent, under any Environmental Law, including, any liability related to the “release” (as defined in CERCLA) of, or any containment caused by, any Hazardous Materials.

(b)  To the knowledge of the Company, there have been no discharges, emissions, or releases of Hazardous Material on, upon, under, into or from any Real Property, or any real property owned, leased or operated by any predecessor in interest of the Company and any of its Subsidiaries.

(c)  To the knowledge of the Company, no current or former Real Property of the Company or any of its Subsidiaries or any current or former Real Property of any predecessor in interest of the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as promulgated under CERCLA, or any comparable state list, and none of the Company or any of its Subsidiaries has received any written notification of potential or actual liability, or any written request for information, with respect to any current or former Real Property pursuant to CERCLA or any comparable state or local Environmental Laws.

Section 4.14         Intellectual Property

Except as disclosed in Schedule 4.14 and except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge:

(i)            the Company and its Subsidiaries own, possess or license all right, title and interest in and to all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade dress, trade secrets, know-how, computer software, data source code, object code and documentation thereof, trade names, domain names and corporate names and registrations or rights thereto (“Intellectual Property Rights”), that are required to conduct its business as currently being conducted and as proposed to be conducted in the future, free and clear of all Liens and of claims of others;

(ii)           there have been no claims made or threatened against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned, possessed or licensed by them, and no product of the Company or any of its Subsidiaries infringes, in any material respect, any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(iii)          the Company and its Subsidiaries have taken all necessary actions to maintain the Intellectual Property Rights that they own, possess and license, and there is no material violation by any Person of any right of the Company or any of its Subsidiaries with respect to Intellectual Property Rights owned, possessed, licensed or used by the Company or any of its Subsidiaries.

Section 4.15         Taxes

Except as would not, individually or in the aggregate, have a Material Adverse Effect on the liability of Company or its Subsidiaries for taxes:

(i)            all tax returns required to be filed by the Company or any of its Subsidiaries in any jurisdiction (including foreign jurisdictions) have been timely filed, and all such tax returns are true, correct and are complete;

(ii)           all taxes, assessments, fees and other charges due from the Company or any of its Subsidiaries that are due and payable have been paid other than any taxes being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves or other appropriate provisions have been made in accordance with GAAP;

(iii)          the Company knows of no actual or proposed material additional tax assessments for any fiscal period against the Company or any of its Subsidiaries;

(iv)          none of the Company’s or any of its Subsidiaries’ tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted by the Company or any of its Subsidiaries;

(v)           neither the Company nor any of its Subsidiaries has received written notice from any governmental agency in a jurisdiction in which such entity does not file a tax return stating that such entity is or may be subject to taxation by that jurisdiction; and

(vi)          the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP.

The Company is not a United States real property holding corporation as defined in Section 897(c)(2) of the Internal Revenue Code.

Section 4.16         ERISA

Schedule 4.16(a) contains a complete list of Plans.  Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the Closing Date with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.  The sum of the present value of all accumulated benefits under all Single Employer Plans (based on the assumptions used to fund such plans) did not, as reflected in the last annual actuarial valuation report issued prior to the Closing Date, exceed the aggregate market value of the assets of such plans.  Except as would not reasonably be expected to have a Material Adverse Affect, (x) neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in any liability under ERISA, and (y) neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any Commonly Controlled Entity was to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the Closing Date.  No such Multiemployer Plan is in Reorganization or is Insolvent.

(b)           Except as listed on Schedule 4.16(b) or as required under Part 6 of Title I of ERISA and Section 4980B of the Code or other comparable state or local law, neither the Company nor any Commonly Controlled Entity has an obligation to make any payment to, or with respect to, any former employee of the Company or any Commonly Controlled Entity pursuant to Plans which are “employee welfare benefits plans” (as defined in Section 3(1) of ERISA).

Section 4.17         Material Contracts

All Material Contracts are set forth in Schedule 4.17.

Section 4.18         Compliance with Laws; Charter Documents; Material Contracts

Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither of the Company nor any of its Subsidiaries is in violation of any statutes, laws, ordinances, or governmental rules or regulations or any judgment, order or decree (federal, state, local or foreign) to which any of them or any of their respective assets or properties is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses.

Additionally, neither the Company nor any of its Subsidiaries is in conflict with, or breach or violation of, their respective Charter Documents, and except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or violation of, or default under, any Material Contract.

Section 4.19         Labor Relations

Neither the Company nor any of its Subsidiaries is, to the knowledge of the Company, engaged in any unfair labor practice.  Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is:

(i)            no unfair labor practice complaint pending or to the best knowledge of the Company threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or known to be threatened;

(ii)           no strike, labor dispute, slowdown or stoppage pending or to the best knowledge of the Company threatened against the Company or any of its Subsidiaries; and

(iii)          no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place.

Section 4.20         No Violation of Regulations of Board of Governors of Federal Reserve System

None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

Section 4.21         Private Offering

Assuming the accuracy of the representations of the Purchasers in Section 1.3, the sale of the Notes pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.  In the case of each offer or sale of the Notes, no form of general solicitation or general advertising was used by the Company or its representatives, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

The Purchasers are the only purchasers of the Notes.  No similar securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof in such a manner as to bring the issuance and sale of the Notes to any Purchaser hereunder within the provisions of Section 5 of the Securities Act.  The Company agrees that neither it, nor anyone acting on behalf of it, will offer or sell the Notes, or any similar securities, in the future if such offer or sale might bring the issuance and sale of the Notes to any Purchaser hereunder within the provisions of Section 5 of the Securities Act.

Section 4.22         Governmental Regulations

Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

Section 4.23         Brokers

Except as disclosed on Schedule 4.23, neither the Company nor any of its Subsidiaries has dealt with any broker, finder, commission agent or other Person in connection with the sale of the Notes and the transactions contemplated by this Agreement and neither the Company nor GameSpy is under an obligation to pay any broker’s or finder’s fee or commission or similar payment in connection with such transactions.  The Company hereby agrees to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker’s or finder’s fees or commission or similar payment in connection with such transactions.

Section 4.24         Solvency

The Company is not, and will not be after giving effect to the issuance of the Notes, Senior Subordinated Notes, Series A Preferred Stock, and Series B Preferred Stock, and the execution, delivery and performance of the Acquisition Documents, the GameSpy Financing Documents, the Note Documents and any instrument governing Indebtedness of the Company or a Subsidiary of the Company incurred as of the Closing Date, (A) unable to pay its debts and meet its Obligations as they become due or (B) left with unreasonably small capital with which to engage in its anticipated business, and the Company has not, and will not have after giving effect to the issuance of the Notes, Senior Subordinated Notes, Series A Preferred Stock, and Series B Preferred Stock and the other transactions contemplated by the Note Documents, the GameSpy Financing Documents and the Acquisition Documents, incurred debts beyond its ability to pay such debts as they mature.

Section 4.25         Full Disclosure

None of the Note Documents, any document attached hereto or thereto or contemplated hereby or thereby, or furnished by or on behalf of the Company to each Purchaser in connection with the negotiation and sale of the Notes, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to the Company that has not been disclosed to each Purchaser that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  In addition, to the best knowledge of the Company, there is not currently any statute, regulation, rule or requirement that would have, either individually or in the aggregate, a Material Adverse Effect on the ability of the Company and its Subsidiaries to conduct their respective businesses as currently conducted.

Section 4.26         Representations in Securities Purchase Agreement

All of the representations and warranties of the Company set forth in Article V of the Securities Purchase Agreement and Articles II and III of the Series A Preferred Stock Purchase Agreement are true and correct.

Section 4.27         Survival of Representations and Warranties

All statements contained in any certificate or other document delivered to any Purchaser by or on behalf of the Company (a) at Closing, pursuant to the terms of this Agreement, and (b) after Closing, pursuant to Section 5.2, shall be deemed to constitute representations and warranties under this Agreement with the same force and effect as the representations and warranties expressly set forth herein.  All of the Company’s representations and warranties thereunder and hereunder shall survive the execution and delivery of the same, any investigation by any Purchaser and the issuance of the Notes.

Section 4.28         Security Interests

The Security Documents, when filed and/or recorded, will create, in favor of the Collateral Agent for the ratable benefit of the Holders, as security for the Secured Obligations, a legal, valid, enforceable and perfected security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons other than the holders of Permitted Liens and subject to no other Liens except Permitted Liens.  The mortgagor under each Mortgage has good and marketable title to the Mortgaged Real Property owned by it and a valid, marketable and insurable leasehold interest or estate in the Mortgaged Real Property leased by it, each free and clear of all Liens other than Permitted Liens.  The respective pledgor or assignor, as the case may be, has (or on or after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral (other than real property subject to a Mortgage) covered by such Security Document free and clear of all Liens except Permitted Liens.  No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to, contemporaneously with or promptly after the execution and delivery thereof.

Section 4.29         Real Property

Except as set forth on Schedule 4.29, neither the Company nor any of its Subsidiaries has any interest in any real property.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any of the Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Notes as follows:

Section 5.1            Payment of Notes

The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Agreement and the Notes.

Section 5.2            Delivery of Financial and Other Statements and Reports

(a)  The Company will deliver to each Holder the following:

(i)            Monthly Financial Statements.  As soon as available, but in any event not later than 30 days after the last day of each month (except for the last month of each fiscal quarter), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and related consolidated statements of operations and cash flows, of the Company and its Subsidiaries for such month and for the portion of the fiscal year through the end of such month, together with related consolidating statements for such periods (provided that such consolidating statements are being prepared for the Company’s management or other creditors), all in reasonable detail and prepared in accordance with GAAP consistently applied, and accompanied by a comparison of current month and year-to-date results as reported in such consolidated statements to (A) results for the corresponding periods of the prior fiscal year and (B) results projected for such periods in the budget and business plans delivered to Holders pursuant to Section 5.2(a)(iv) at the commencement of the then current fiscal year;

(ii)           Quarterly Financial Statements.  As soon as available, but in any event not later than 45 days after the last day of each fiscal quarter (except for the last fiscal quarter of each fiscal year), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and related consolidated statements of operations, stockholders’ equity and cash flows, of the Company and its Subsidiaries for such quarter and for the portion of the fiscal year through the end of such quarter, together with related consolidating statements for such periods (provided that such consolidating statements are being prepared for the Company’s management or other creditors), all in reasonable detail and prepared in accordance with GAAP consistently applied, and accompanied by a comparison of current quarter and year-to-date results as reported in such consolidated statements to (A) results for the corresponding periods of the prior fiscal year and (B) results projected for such periods in the budget and business plans delivered to Holders pursuant to Section 5.2(a)(iv) at the commencement of the then current fiscal year;

(iii)          Annual Financial Statements.  As soon as available, but in any event not later than 90 days after the close of each fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of operations, cash flows and changes in stockholder’s equity of the Company and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit or with respect to the continuance of the Company and its Subsidiaries as going concerns) by a nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP consistently applied;

(iv)          Budgets.  As soon as available, but in any event not later than 60 days after the first day of each fiscal year, a reasonably detailed consolidated monthly budget for the Company and its Subsidiaries for the immediately forthcoming fiscal year, which plan shall have been approved by the Company’s board of directors;

(v)           Auditor Reports.  Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all material reports submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(vi)          Information Provided to Other Securityholders.  Concurrently with the provision of the same to or by the holders of Senior Subordinated Notes, Common Stock, Series A Preferred Stock or Series B Preferred Stock copies of any financial or other report or notice delivered to, or received from, any such holders, in each case as a class;  and

(vii)         Other Information.  On an as requested basis, any other information reasonably requested by any Holder.

(b)  Compliance Certificates.  The Company will deliver to each Holder, together with the financial statements under Section 5.2(a)(ii), within 45 days after the end of each fiscal quarter, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest and premium, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(c)  Accountant Letters.  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.2(iii) will be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation or otherwise approved by the Majority Holders) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would cause them to believe that any Default or Event of Default has occurred or, if any such Default or Event of Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such Default or Event of Default.  The Majority Holders hereby approve Burr, Pilger & Mayer as the independent public accountants of the Company for purposes of delivering the first report to be delivered pursuant to this Section 5.2(c).

(d)  Notice of Defaults.  So long as any of the Notes are outstanding, the Company will deliver to each Holder, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 5.3            Taxes

The Company will timely pay, and will cause each of its Subsidiaries to timely pay, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 5.4            Insurance

The Company will maintain liability, casualty, business continuity and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

Section 5.5            Corporate Existence

The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other entity existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the corporate or other entity rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that with respect to any Subsidiary of the Company, the Company will not be required to preserve any such right, license or franchise, or corporate or other entity existence, if the board of directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to any Holder.

Section 5.6            Books and Records

The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account, in which full and materially correct entries shall be made in accordance with GAAP of all financial transactions and the assets and business of Company and each of its Subsidiaries.

Section 5.7            Compliance with Laws

The Company will, and will cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws and Environmental Permits) to which any of them is subject, and obtain and keep in effect all licenses, permits (including Environmental Permits), franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or obtain and keep in effect would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.8            Use of Proceeds

The Company will apply the proceeds from the sale of the Notes, Senior Subordinated Notes, Series A Preferred Stock and Series B Preferred Stock in accordance with, and at the times specified by, the statement of sources and uses delivered pursuant to Section 2.7.

Section 5.9            Offer to Purchaser with Excess Cash and Net Financing Proceeds

Within 30 days of the receipt of any Net Financing Proceeds, and within 90 days of the end of each fiscal year ending after December 31, 2004 in which the Company generated Excess Cash Flow, the Company will commence an offer to all Holders of Notes to purchase the maximum principal amount of, plus accrued and unpaid interest on, the Notes that may be purchased out of such Net Financing Proceeds and the Applicable Percentage of such Excess Cash Flow (“Mandatory Repurchase Offer”).  The offer price in any Mandatory Repurchase Offer will be equal to the principal amount Notes being repurchased plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If any Net Financing Proceeds or Excess Cash Flow remains after completion of a Mandatory Repurchase Offer, the Company may use such Net Financing Proceeds or Excess Cash Flow for any purpose not otherwise prohibited by this Agreement.  Other than as specifically provided in this Section 5.9 any Mandatory Repurchase Offer or purchase of Notes pursuant to this Section 5.9 shall be made pursuant to the provisions of Sections 10.2 through 10.6.

Section 5.10         Additional Collateral, etc.

(a)  With respect to any Property acquired after the Closing Date by the Company or any of its Subsidiaries (other than (i) any Property described in Section 5.10(b) or Section 5.10(c) and (ii) Property acquired by an Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as may be required under any applicable law or as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property subject only to Permitted Liens, including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent.

(b)  With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Company or any of its Subsidiaries, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as may be required under any applicable law or as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Offices, the execution and delivery by all necessary persons of control agreements, and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent, and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(c)  With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Company or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as may be required under any applicable law or as the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien of the Collateral Agent thereon, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(d)  Notwithstanding anything to the contrary in this Section 5.10, paragraphs (a), (b), (c) and (e) of this Section 5.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Collateral Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

(e)  With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar transaction) in any real property having a value (together with improvements thereof) of at least $100,000 acquired after the Closing Date by the Company or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, provide the Holders with (A) title and extended coverage insurance, complying with the provisions of Section 5.10(f), covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof complying with the provisions of Section 5.10(g) together with a surveyor’s certificate, (B) flood insurance complying with the provisions of Section 5.10(h) and (C) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) if requested by the Collateral Agent, deliver to the

Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(f)  If requested by the Collateral Agent pursuant to Section 5.10(e), the Collateral Agent shall receive in respect of each mortgaged property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance.  Each such policy shall (A) be in an amount satisfactory to the Collateral Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein; (D) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 form B (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request in form and substance acceptable to the Collateral Agent, including (to the extent applicable with respect to such mortgaged property and available in the jurisdiction in which such mortgaged property is located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity coverage; usury; closing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Real Estate, only); and such other endorsements as the Collateral Agent shall reasonably require in order to provide insurance against specific risks identified by the Collateral Agent in connection with such mortgaged property, and (G) be issued by title companies satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent).  Also, the Collateral Agent shall receive (i) evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid and (ii) a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of all other material documents affecting the mortgaged properties.

(g)  If requested by the Collateral Agent pursuant to Section 5.10(e), the Collateral Agent shall receive, and the title insurance company issuing the policy referred to in Section 5.10(e) (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Collateral Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 30 days prior to the acquisition of an interest in such property unless the Title Insurance Company has agreed to delete its survey disclosure exception on the basis of an earlier survey and such survey is, in any event, dated not more than 2 years prior to such date by an independent professional licensed land surveyor satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following:  each survey shall (A) be a current “as-built” survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (B) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the property, contain the legal description of the property, and also contain a location sketch of the property; (C) show the location of all improvements as constructed on the property, all of which shall be within the boundary lines of the property and conform to all applicable zoning ordinances, set-back lines and restrictions and the surveyor shall certify compliance with the foregoing; (D) indicate the location of any improvements on the property with the dimensions in relations to the lot and building lines; (E) show measured distances from the improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (F) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the property, to the extent available; and (G) indicate the flood zone designation, if any, in which the property is located.  The legal description of the applicable property shall be shown on the face of each survey, and the same shall conform to the legal description contained in the title policy described below.

(h)  If requested by the Collateral Agent pursuant to Section 5.10(e), the Collateral Agent shall receive, (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

Section 5.11         Security Interests

The Company, each Guarantor and each of their respective Domestic Subsidiaries will perform any and all acts and execute any and all documents (including, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable jurisdiction which are necessary in order to maintain or confirm in favor of the Collateral Agent a valid and perfected Lien on the Collateral and any Additional Collateral, subject to no Liens except for Permitted Liens.  Upon request of the Collateral Agent, the Company shall, as promptly as practicable after the filing of any financing statements, deliver to the Collateral Agent acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC of all jurisdictions as may be necessary or desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

Section 5.12         Post Closing Security Interest Matters

(a)  No later than 30 days following the date of this Agreement, each Obligor shall deliver to each Holder and the Collateral Agent, either

(i)            a fully executed Control Agreement (in the form of either (1) Exhibit E to the Guarantee and Collateral Agreement or (2) a Control Agreement

delivered to the Collateral Agent on the Closing Date, or otherwise approved by the Majority Holders) with respect to each of its Deposit Accounts (as such term is defined in the Guarantee and Collateral Agreement), or

(ii)           an Officer’s Certificate certifying that such Obligor is in compliance with Section 5.2(d) of the Guarantee and Collateral Agreement.

(b)  No later than 15 days following the date of this Agreement, each Obligor shall file all documents and take all reasonable steps necessary to cause all their intellectual property rights registered with each Governmental Authority (including but not limited to the United States Patent and Trademark Office and the European Union) to be registered in the name of either the Company or GameSpy, to the reasonable satisfaction of the Collateral Agent.

(c)  No later than 30 days following the date of this Agreement, the Company shall, either

(i)            consummate the dissolution Two Cents, Inc. pursuant to the applicable laws of the State of New Jersey, or

(ii)           cause Two Cents, Inc. to deliver (1) a duly executed counterpart signature page to the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement attached as an exhibit to the Guarantee and Collateral Agreement, (2) a Secretary’s Certificate in substantially the form of the Secretary’s Certificate delivered pursuant to Section 2.4, and (3) an opinion of counsel covering the matters set forth in the opinions delivered pursuant to Section 2.5.

ARTICLE VI

NEGATIVE COVENANTS

So long as any of the Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Notes as follows:

Section 6.1            Incurrence of Indebtedness and Issuance of Preferred Stock

(a)  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock.

(b)  The provisions of Section 6.1(a) hereof will not prohibit the incurrence of, or prohibit the Company and its Subsidiaries from remaining liable with respect to, any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)            Existing Debt, excluding the Notes and the Senior Subordinated Notes;

(ii)           the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of this Agreement;

(iii)          the incurrence by the Company of Indebtedness represented by the Senior Subordinated Notes issued on the date of this Agreement pursuant to the Securities Purchase Agreement;

(iv)          the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that is described in Section 6.1(b)(ii) and Section 6.1(b)(iv);

(v)           the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness owed to the Company or any of its Wholly Owned Subsidiaries; provided, however, that:

(A)          if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(B)           in each case where the Company or any Guarantor is the creditor, such Indebtedness is evidenced by a demand promissory note pledged to the Collateral Agent for the ratable benefit of the Holders pursuant to the Security Agreement;

(C)           the following will be deemed, in each case, to constitute an incurrence of Indebtedness by the Company or one of its Subsidiaries, as the case may be, that was not permitted by this Section 6.1(b)(iv);

(1)           any subsequent issuance or transfer of Equity Interests that result in any Indebtedness originally incurred pursuant to this Section 6.1(b)(iv) being held by a Person other than the Company or a Subsidiary thereof, and

(2)           any sale or other transfer of any Indebtedness originally incurred pursuant to this Section 6.1(b)(iv) to a Person that is not either the Company or a Wholly Owned Subsidiary thereof,

(vi)          the issuance by any of the Company’s Subsidiaries to the Company or to any of its Wholly Owned Subsidiaries of shares of preferred stock; provided, however, that the following will be deemed, in each case, to constitute an issuance of preferred stock by such Subsidiary that was not permitted by this Section 6.1(b)(vi):

(A)          any subsequent issuance or transfer of Equity Interests that results in any preferred stock originally issued pursuant to this Section 6.1(b)(vi) being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company; and

(B)           any sale or transfer of any preferred stock originally issued pursuant to this Section 6.1(b)(vi) to a Person that is not either the Company or a Wholly-Owned Subsidiary of the Company;

(vii)         the incurrence by the Company or any of its Subsidiaries of Hedging Obligations in the ordinary course of business;

(viii)        the Guarantee by the Company or any of its Subsidiaries of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this Section 6.1; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(ix)           the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(x)            the incurrence by the Company of any Indebtedness represented by the Series A Preferred Stock and Series B Preferred Stock outstanding or issued on the Closing Date; and

(xi)           the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days.

The accrual of interest, the accretion or amortization of original issue discount on any Indebtedness, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6.1

Section 6.2            No Layering.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the

Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

Section 6.3            Restrictions on Liens

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 6.4            Limitation on Restricted Payments

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary of the Company);

(ii)           purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Equity Interests of the Company or any direct or indirect parent of the Company;

(iii)          make any payment (whether or not in cash) on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes or any of the Note Guarantees (collectively “Junior Debt”); or

(iv)          make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”).

The foregoing provisions will not prohibit:

(i)            so long as (A) no bankruptcy, insolvency or liquidation proceeding is pending and (B) no Default in the payment of an amount due under the Note Documents has occurred and is continuing or would be caused thereby, the payment of regularly scheduled interest payments on the Senior Subordinated Notes pursuant to their terms on the date hereof;

(ii)           so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(iii)          so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $750,000; provided further that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $250,000 in any twelve-month period;

(iv)          so long as no Default has occurred and is continuing or would be caused thereby, and so long as the Holders have waived in writing, pursuant to Section 12.4, any Default or Event of Default that would result from such Change of Control or Initial Public Offering (such waiver to be in the Holders’ sole and absolute discretion), the redemption of the Senior Subordinated Notes upon a Change of Control or Initial Public Offering pursuant to the terms of the Senior Subordinated Notes as in effect on the date hereof; and

(v)           so long as no Default has occurred and is continuing or would be caused thereby, the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this shall be determined by the board of directors of the Company whose resolution with respect thereto shall be conclusive.

Section 6.5            No Amendment to Senior Subordinated Notes or Preferred Stock.

Without the consent of the Majority Holders, the Company will not amend, modify or alter, or take any action that could cause to be amended, modified or altered, the terms of the Securities Purchase Agreement, the Series A Preferred Stock Purchase Agreement, the Company’s Charter Documents, any Senior Subordinated Note, any share of Series A Preferred Stock, or any share of Series B Preferred Stock, in any way to:

(i)            alter the terms of any of the Company’s Equity Securities, if, pursuant to the terms of the Company’s Equity Securities, as altered, the Company or any of its Subsidiaries could be required to take an action, whether upon the occurrence of an event, delivery of notice, on any date, or otherwise, that would, directly or indirectly, result in a Default or Event of Default or entitle the holder or holders of any Indebtedness of the Company or any of its Subsidiaries (with or without the giving of notice or lapse of time) to accelerate the maturity of such Indebtedness;

(ii)           increase the rate of or change the time for payment of interest on any Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(iii)          increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of the Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(iv)          tighten the redemption provisions or increase the price or terms at which the Company is required to offer to purchase any Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(v)           amend the provisions of Article XI of the Securities Purchase Agreement; or

(vi)          amend, restate, or modify (a “Financing Change”) any document related to the Senior Subordinated Notes (collectively, the “Subordinated Debt Documents”) in a manner that imposes covenants or events of default upon the Company or its Subsidiaries which are more restrictive than the covenants contained in such documents prior to such Financing Change, unless the Company and the Majority Holders shall, within 10 Business Days after such Financing Change, execute and deliver an amendment to this Agreement or any other applicable Note Document for the purpose of effecting a change similar and in proportion to the changes to the Subordinated Debt Documents; provided, that upon any failure of the Company or the Majority Holders to do so, this Agreement shall be deemed automatically amended to effect such similar and proportionate amendment.

Section 6.6            Asset Sales; Casualty Proceeds

(a)  The Company will not, and will not permit any of its Subsidiaries to, consummate any other Asset Sale unless:

(i)            the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii)           the fair market value is determined by the Company’s board of directors and evidenced by a resolution of the board of directors set forth in an Officers’ Certificate delivered to the Holders; and

(iii)          at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash.  For purposes of this provision, any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are substantially contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash.

(b)  Within 120 days after the receipt of any Net Asset Sale Proceeds from an Asset Sale or any Casualty Proceeds, the Company may apply such Net Asset Sale Proceeds or Casualty Proceeds at its option:

(i)            to acquire all or substantially all of the assets of, or a majority of the voting stock of, another Permitted Business, if such assets or voting stock constitute Collateral;

(ii)           to make a capital expenditure;

(iii)          to reinvest in equipment or other productive assets of the general type that are used or useful in a Permitted Business, if such equipment or assets constitute Collateral;

(iv)          to repay Indebtedness ranking pari passu with the Notes that is secured by a Permitted Lien having priority over the Liens securing the Notes; provided that (a) such Indebtedness was permitted pursuant to the terms of this Agreement to be incurred, (b) the aggregate amount of such repayment does not exceed the fair market value of the Property subject to the Permitted Lien, as determined in good faith by the Company’s Board of Directors, and (c) no Default or Event of Default has occurred and is continuing; or

(v)           in the case of Casualty Proceeds, to restore or replace damaged or destroyed assets.

Pending the final application of any such Net Asset Sale Proceeds or Casualty Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Asset Sale Proceeds or Casualty Proceeds in any manner that is not prohibited by this Agreement.

Any Net Asset Sale Proceeds from Asset Sales or Casualty Proceeds that are not applied or invested in the manner and within the time limits provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $500,000, within five days thereof, the Company will make an offer to all Holders of Notes to purchase the maximum principal amount of, plus accrued and unpaid interest on, the Notes that may be purchased out of the Excess Proceeds (an “Excess Proceeds Offer”).  The offer price in any Excess Proceeds Offer will be equal to the principal amount thereof plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after completion of an Excess Proceeds Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Agreement and the amount of Excess Proceeds will be reset to zero.

Section 6.7            Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

Section 6.8            Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

The Company will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless:

(i)            such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary; and

(ii)           the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 6.6.

In addition, the Company will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

Section 6.9            Business Activities

The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 6.10         Stay, Extension and Usury Laws

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or the Notes; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.11         Investment Company Act; United States Real Property Holding Corporation

The Company will not, and will not permit any of its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.  Neither the Company nor any of its Subsidiaries will become a United States real property holding corporation as defined in Section 897(c)(2) of the Internal Revenue Code.

Section 6.12         No Merger, etc.

The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a)  either:

(i)            the Company is the surviving corporation; or

(ii)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b)  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Agreement and the other Note Documents pursuant to agreements reasonably satisfactory to the Holders;

(c)  immediately after such transaction, no Default or Event of Default exists; and

(d)  the Leverage Ratio of (i) the Company, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or (iii) to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such transaction is consummated would have been no more than 80% of the Required Leverage Ratio for such period, determined on a pro forma basis (in accordance with the accounting requirements of Rule 11-02 of Regulation S-X), as if such transaction (including any related incurrence of Indebtedness) had occurred at the beginning of such four-quarter period.

In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  This Section 6.12 will not apply to:

(i)            a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; and

(ii)           any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, this Section 6.12, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, the Section 6.12.

Section 6.13         Limitation on Transactions With Affiliates

(a)           The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an “Affiliate Transaction”), unless:

(i)            such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

(ii)           the Company delivers to the Holders:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 6.13(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)  The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.13(a):

(i)            any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(ii)           transactions between or among the Company and/or its Subsidiaries;

(iii)          transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in such Person;

(iv)          payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;

(v)           any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(vi)          the payment to Great Hill on the Closing Date of the consulting fee set forth on Schedule 2.7, which shall be no more than $1,225,000; and

(vii)         Restricted Payments (other than Permitted Investments) that do not violate Section 6.4.

Section 6.14         Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

(a)  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(i)            pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Subsidiaries;

(ii)           make loans or advances to the Company or any of its Subsidiaries; or

(iii)          transfer any of its properties or assets to the Company or any of its Subsidiaries.

(b)  The restrictions in Section 6.14(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)            Existing Indebtedness as in effect on the date of this Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Agreement;

(ii)           this Agreement, the Notes and the Note Guarantees;

(iii)          applicable law, rule, regulation or order;

(iv)          customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(v)           any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(vi)          Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(vii)         Liens permitted to be incurred under the provisions of Section 6.3 that limit the right of the debtor to dispose of the assets subject to such Liens;

(viii)        provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(ix)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 6.15         Payments for Consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is paid to all Holders of the Notes.

Section 6.16         Employee Plans

Except as would not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate, the Company will not, and will not permit any of its Subsidiaries to:

(i)            terminate any Employee Pension Plan subject to Title IV of ERISA;

(ii)           make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan;

(iii)          (A) adopt, establish, maintain or enter into any obligation to contribute to any new Plan or Multiemployer Plan, (B) modify any existing Plan so as to increase its obligations thereunder, or (C) increase a contribution obligation to any Multiemployer Plan;

(iv)          engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor;

(v)           incur any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, with respect to any Plan; or

(vi)          incur a Reportable Event with respect to, or commence a proceeding to have a trustee appointed, or have a trustee appointed, to administer or to terminate, any Single Employer Plan.

This Section 6.14 shall not be deemed to prohibit the Company from modifying a medical, dental or other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) in the ordinary course of business.

Section 6.17         ERISA Notices

Promptly, but in any event within 30 days, the Company will deliver to each of the Holders, if and when the Company or any Commonly Controlled Entity:

(i)            gives or is required to give notice to the PBGC of any Reportable Event with respect to any Employee Pension Plan which might constitute grounds for a termination of such plan under Title IV of ERISA or the imposition of a tax under Section 4971 of the Code, or knows that the plan administrator of any such plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

(ii)           receives written notice of complete or partial Withdrawal Liability under Title IV of ERISA or written notice that any Multiemployer Plan is in Reorganization or has been terminated, a copy of such notice;

(iii)          receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Employee Pension Plan, a copy of such notice;

(iv)          applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application;

(v)           gives notice of intent to terminate any Employee Pension Plan under Title IV of ERISA, a copy of such notice and, if reasonably requested by any of the Holders and permitted under applicable law, related financial information; or

(vi)          fails to make any payment or contribution to any Employee Pension Plan (or Multiemployer Plan or in respect of any benefit arrangement) or makes any amendment to any Plan or benefit arrangement, in either case, which would reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Chief Financial Officer or Controller of the Company setting forth details as to such occurrence and action, if any, which the Company is required or proposes to take.

ARTICLE VII

FINANCIAL COVENANTS

Section 7.1            Minimum Consolidated EBITDA.

The Company will maintain a Consolidated EBITDA set forth below of at least the amount set forth below for the Test Period ending on each date listed below:

Test Period	Minimum EBITDA
($thousands)

June 30, 2004	5,400
September 30, 2004	7,325
December 31, 2004	10,100
March 31, 2005	10,900
June 30, 2005	11,450
September 30, 2005	11,650
December 31, 2005	13,125
March 31, 2006	13,350
June 30, 2006	13,600
September 30, 2006	13,850
December 31, 2006	14,900
March 31, 2007	15,425
June 30, 2007	15,950
September 30, 2007	16,000
December 31, 2007	16,250

Test Period	Minimum EBITDA
($thousands)

March 31, 2008	16,250
June 30, 2008	16,500
September 30, 2008	16,750
December 31, 2008	17,000
March 31, 2009	17,250

Section 7.2            Minimum EBITDA to Consolidated Interest Expense

The Company will not permit the ratio of (a) its Consolidated EBITDA for the Test Period ending on each date listed below to (b) its Consolidated Interest Expense for the Test Period ending on each date listed below to be less than the ratio set forth below:

Test Period	Ratio

June 30, 2004	1.30:1.00
September 30, 2004	1.65:1.00
December 31, 2004	2.30:1.00
March 31, 2005	2.50:1.00
June 30, 2005	2.60:1.00
September 30, 2005	2.65:1.00
December 31, 2005	3.00:1.00
March 31, 2006	3.00:1.00
June 30, 2006	3.10:1.00
September 30, 2006	3.15:1.00
December 31, 2006	3.35:1.00
March 31, 2007	3.40:1.00
June 30, 2007	3.50:1.00
September 30, 2007	3.50:1.00
December 31, 2007	3.50:1.00
March 31, 2008	3.60:1.00
June 30, 2008	3.60:1.00
September 30, 2008	3.70:1.00
December 31, 2008	3.70:1.00
March 31, 2009	3.70:1.00

Section 7.3            Limitation on Capital Expenditures.

The Company will not, and will not permit its Subsidiaries to, make Consolidated Capital Expenditures for any purpose, in excess of the amounts set forth below for Test Period (or with respect to the period ending on March 31, 2009, the fiscal quarter) ending on the date set forth below:

Date	Capital Expenditures
($thousands)

December 31, 2004	2,500
December 31, 2005	2,500
December 31, 2006	2,600
December 31, 2007	2,750
December 31, 2008	2,900
March 31, 2009	750

In addition, the amount of Consolidated Capital Expenditures permitted by this Section 7.4 for any fiscal year shall be increased by an amount equal to the excess of (a) the permitted Consolidated Capital Expenditures for the immediately preceding fiscal year (without giving effect to this sentence) over (b) the amount of Consolidated Capital Expenditures permitted by the applicable clause actually made in such immediately preceding fiscal year; provided the aggregate amount of such excess does not exceed $250,000 in any fiscal year; provided further that any amount that is carried forward to any subsequent fiscal year which is not so expended shall not be available for any further subsequent fiscal year and the amount of Consolidated Capital Expenditures made in any fiscal year shall first be applied against the permitted amount set forth on the schedule above and thereafter applied to the amount available from the prior year.

Section 7.4            Leverage Ratio.

The Company will not permit the ratio (the “Leverage Ratio”) of (a) Funded Indebtedness of Company and its Subsidiaries on each date listed below to (b) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio

June 30, 2004	7.85:1.00
September 30, 2004	5.80:1.00
December 31, 2004	4.20:1.00
March 31, 2005	3.90:1.00
June 30, 2005	3.70:1.00
September 30, 2005	3.65:1.00
December 31, 2005	3.25:1.00

Test Period	Ratio

March 31, 2006	3.15:1.00
June 30, 2006	3.10:1.00
September 30, 2006	3.10:1.00
December 31, 2006	2.75:1.00
March 31, 2007	2.60:1.00
June 30, 2007	2.50:1.00
September 30, 2007	2.50:1.00
December 31, 2007	2.40:1.00
March 31, 2008	2.30:1.00
June 30, 2008	2.30:1.00
September 30, 2008	2.25:1.00
December 31, 2008	2.20:1.00
March 31, 2009	2.15:1.00

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.1            Event of Default

The occurrence of one or more of the following events shall constitute an “Event of Default”:

(i)            The Company defaults for two days in the payment when due of interest on the Notes;

(ii)           The Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(iii)          Any representation, warranty or statement made or deemed made by the Company or its respective Subsidiaries herein or in any other Note Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

(iv)          The Company or any of its Subsidiaries shall,

(A)          default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.9, Section 5.10, Section 5.11, Article VI or Article VII, or

(B)           default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Note Document (other than those referred to in Section 8.1(i),

8.1(ii) or 8.1(iii)(A)) and such default shall continue unremedied for a period of at least thirty days after the date of such default;

(v)           A default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Agreement, if that default:

(A)          is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, which default has not been waived by the holders of such Indebtedness (a “Payment Default”);

(B)           results in the acceleration of such Indebtedness prior to its express maturity, or

(C)           entitles the holder or holders thereof (with or without the giving of notice or lapse of time) to accelerate the maturity of such Indebtedness,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness (1) under which there has been a Payment Default, (2) the maturity of which has been so accelerated, or (3) the maturity of which, the holder or holders are entitled to accelerate, aggregates $750,000 or more;

(vi)          Any Indebtedness described in Section 8.1(v) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

(vii)         A final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such undischarged judgments (exclusive of any applicable insurance coverage) exceeds $750,000;

(viii)        The Company or any of its Significant Subsidiaries:

(A)          commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)          makes a general assignment for the benefit of its creditors; or

(E)           generally is not paying its debts as they become due;

(ix)           a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(A)          is for relief against the Company or any of its Significant Subsidiaries;

(B)           appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(C)           orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(x)            The Company repudiates any of its material obligations under this Agreement or the Notes or this Agreement or the Notes are held to be unenforceable against the Company in any material respect for any reason;

(xi)           Any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Note Guarantee;

(xii)          Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the ratable benefit of the Secured Parties the Liens, rights, powers and privileges created thereby (including a perfected security interest in, and Lien on, all of the Collateral), in favor of the Holders, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no Liens other than Permitted Liens;

(xiii)         A Change of Control or an Initial Public Offering shall occur; or

(xiv)        The Company or any Commonly Controlled Entity shall incur any liability in connection with the Insolvency or Reorganization of a Multiemployer Plan.

Section 8.2            Acceleration

In the case of an Event of Default specified in clause (ix) or (x) of Section 8.1, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Holders of at least 50% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon the effectiveness of an Event of Default specified in clause (viii) or (ix) of Section 8.1 or any such declaration, the outstanding principal and accrued but unpaid interest on the Notes, together with a premium equal to the premium that the Company would have had to pay if the Company had elected to redeem the Notes pursuant to Section 10.1 on the date of such Event of Default, will become due and payable immediately.

The Holders of not less than 50% in aggregate principal amount of the then outstanding Notes by written notice to the Company may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or the premium that has become due solely because of the acceleration) have been cured or waived.

Section 8.3            Other Remedies

If an Event of Default occurs and is continuing, the Holders of the Notes may pursue any available remedy to collect the payment of principal, premium, and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 8.4            Waiver of Past Defaults

Holders of not less than 50% in aggregate principal amount of the then outstanding Notes may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes; provided, however, that the Holders of not less than 50% in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.5            Rights of Holders of Notes to Receive Payment

Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium (other than a premium resulting from an acceleration of the Notes) and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

ARTICLE IX

COLLATERAL AGENT

Section 9.1            Appointment

Each Holder hereby irrevocably designates and appoints the Collateral Agent as the collateral agent of such Holder under this Agreement and the other Note Documents, and each Holder irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Note Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Note Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Collateral Agent.

Section 9.2            Delegation of Duties

The Collateral Agent may execute any of its duties under this Agreement and the other Note Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 9.3            Exculpatory Provisions

Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Note Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Holders for any recitals, statements, representations or warranties made by the Company or any Guarantor or any officer thereof contained in this Agreement or any other Note Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agents under or in connection with, this Agreement or any other Note Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Note Document or for any failure of the Company or any Guarantor to perform its obligations hereunder or thereunder.  The Collateral Agent shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Note Document, or to inspect the properties, books or records of the Company or any Guarantor.

Section 9.4            Reliance by Collateral Agent

The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company or any Guarantor), independent accountants and other experts selected by the Collateral Agent.  The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Collateral Agent has been advised that such Note shall have been transferred in accordance with Section 1.3(b) and all actions required by such Section in connection with such transfer shall have been taken.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Note Document unless it shall first receive such advice or concurrence of the Majority Holders (or, if so specified by this Agreement, all Holders or any other instructing group of Holders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Note Documents in accordance with a request of the Majority Holders (or, if so specified by this Agreement, all Holders or any other instructing group of Holders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders and all future holders of the Notes.

Section 9.5            Notice of Default

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent shall have received notice from a Holder or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Collateral Agent shall receive such a notice, the Collateral Agent shall give notice thereof to the Holders.  The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Holders (or, if so specified by this Agreement, all Holders or any other instructing group of Holders specified by this Agreement); provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Holders.

Section 9.6            Non-Reliance on the Collateral Agent and Holders

Each Holder expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Company or any Guarantor or any affiliate of any of them, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Holder.  Each Holder represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and each Guarantor and their affiliates and made its own decision to purchase the Notes hereunder and enter into this Agreement.  Each Holder also represents that it will, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Note Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company, the Guarantors and their respective affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Holders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any Guarantor or any affiliate of any of them that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

Section 9.7            Indemnification

The Holders agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the aggregate principal amount of Notes held by each on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Notes shall have been paid in full, ratably in accordance with the aggregate principal amount of Notes held by each immediately prior to such date), for, and to save the Collateral Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable legal fees and expenses) or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any of the other Note Documents, the GameSpy Merger Agreement, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the Collateral Agent’s gross negligence or willful misconduct.  The agreements in this Section 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

Section 9.8            Collateral Agent in its Individual Capacity

The Collateral Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company or any Guarantor as though the Collateral Agent were not the Collateral Agent.  With respect to any Notes purchased by it, the Collateral Agent shall have the same rights and powers under this Agreement and the other Note

Documents as any Holder and may exercise the same as though it were not the Collateral Agent, and the terms “Holder” and “Holders” shall include the Collateral Agent in its individual capacity.

Section 9.9            Successor Collateral Agent

The Collateral Agent may resign as Collateral Agent upon 10 days’ notice to the Holders and the Company.  If the Collateral Agent shall resign as Collateral Agent under this Agreement and the other Note Documents, then the Majority Holders shall appoint a successor agent for the Holders, which successor agent shall (unless an Event of Default under Section 8.1(i), Section 8.1(viii), or Section 8.1(ix) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Notes.  If no successor agent has accepted appointment as Collateral Agent by the date that is 10 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Holders shall assume and perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Holders appoint a successor agent as provided for above.  After any retiring Collateral Agent’s resignation as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Note Documents.  If the Collateral Agent consolidates, merges or converts into, or transfers all substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

Section 9.10         Authorization to Release Liens and Guarantees

The Collateral Agent is hereby irrevocably authorized by each of the Holders to effect any release of Liens or guarantee obligations contemplated by Section 12.5.

Section 9.11         Withholding Tax

(a)  To the extent required by any applicable law, the Collateral Agent may withhold from any interest payment to any Holder an amount equivalent to any applicable withholding tax.  If the forms or other documentation required by Section 1.11 are not delivered to the Collateral Agent, then the Collateral Agent may withhold from any interest payment to any Holder not providing such forms or other documentation, a maximum amount of the applicable withholding tax.

(b)  If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Holder (because the appropriate form was not delivered, was not properly executed, or because such Holder failed to notify the Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Holder shall indemnify the Collateral Agent fully for all amounts paid, directly or indirectly, by the Collateral Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

ARTICLE X

REDEMPTION AND REPURCHASE OF THE NOTES

Section 10.1         Optional Redemption

(a)  At any time on or after to March 15, 2005, the Company may redeem all of the Notes, or any portion of the Notes, upon not less than 10 Business Days nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued and unpaid interest and premium, if any, to the date of redemption, plus the applicable prepayment premium shown below (expressed as a percentage of principal being redeemed and referred to herein as the “Prepayment Premium”):

Redemption Date	Prepayment Premium

March 15, 2005 through but excluding March 15, 2006	3.0%
March 15, 2006 through but excluding March 15, 2007	2.0%
March 15, 2007 through but excluding March 15, 2008	1.0%
After March 15, 2008	0.0%

(b)  At any time prior to March 15, 2005, the Company may redeem all or a part of the Notes, upon not less than 10 Business Days nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest and premium, if any, to the date of redemption, plus the applicable Make Whole Premium as of the redemption date.

(c)  Any redemption pursuant to this Section 10.1 shall be made pursuant to the provisions of Sections 10.3 through 10.7 hereof.

Section 10.2         Excess Proceeds Offers and Mandatory Repurchase Offers

Upon the commencement of an Excess Proceeds Offer or Mandatory Repurchase Offer (each, a “Repurchase Offer”), the Company will send, by first class mail, a notice to each of the Holders.  The notice will contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to such Repurchase Offer.  The notice, which will govern the terms of the Repurchase Offer, will state:

(i)            the Section of this Agreement pursuant to which the Repurchase Offer is being made and the length of time the Repurchase Offer will remain open;

(ii)           the Offer Amount, the purchase price and the Purchase Date;

(iii)          that any Note not tendered or accepted for payment will continue to accrue interest;

(iv)          that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer will cease to accrue interest after the Purchase Date;

(v)           that Holders electing to have a Note purchased pursuant to any Repurchase Offer will be required to deliver the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note to the Company at the address specified in the notice at least three days before the Purchase Date;

(vi)          that Holders will be entitled to withdraw their election if the Company receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(vii)         that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered; and

(viii)        that any Holder whose Notes were purchased only in part will, upon the request of such Holder, be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

Each Repurchase Offer will be made to all Holders of Notes.  Each Repurchase Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply, or cause to be applied, (a) all Excess Proceeds pursuant to Section 5.9 and (b) Net Financing Proceeds and the Applicable Percentage of such Excess Cash Flow pursuant to Section 6.6, (such amount applied, the “Offer Amount”) to the purchase of Notes tendered (on a pro rata basis, if applicable, or if less than the Offer Amount has been tendered, all Notes tendered) pursuant to the Repurchase Offer, and will deliver to the Holders an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of Section 5.9 or Section 6.6, as applicable.  On the Purchase Date, in accordance with Section 3.2, the Company will pay each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase.  The Company will promptly issue a new Note and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Other than as specifically provided in Section 5.9, Section 6.6 and this Section 10.2, any purchase pursuant to Section 5.9, Section 6.6 and this Section 10.2 shall be made pursuant to the provisions of Sections 10.3 through 10.7.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 5.9, Section 6.6 and this Section 10.2, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its Obligations under Section 5.9, Section 6.6 and this Section 10.2 by virtue of such conflict.

Section 10.3         Selection of Notes to Be Redeemed or Purchased

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Company will select Notes for redemption or purchase on a pro rata basis.

Section 10.4         Notice of Redemption

In the case of any optional redemption of Notes pursuant to Section 10.1, at least 10 Business Days but not more than 60 days before the applicable redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice will identify the Notes to be redeemed and will state:

(i)            the redemption date;

(ii)           the redemption price;

(iii)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(iv)          that Notes redeemed in full must be surrendered to the Company to collect the redemption price;

(v)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(vi)          the Section of this Agreement pursuant to which the Notes called for redemption are being redeemed.

Section 10.5         Effect of Notice of Redemption

Once the notice of redemption is mailed in accordance with Section 10.4, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 10.6         Deposit of Redemption or Purchase Price

Payments on Notes that are to be redeemed or purchased in an offer to purchase will be made in accordance with Section 3.2.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and Section 1.5.

Section 10.7         Notes Redeemed or Purchased in Part

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

ARTICLE XI

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“3-Month LIBOR” means:

(i)            the rate for three-month deposits in United States dollars, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the applicable LIBOR Determination Date; or

(ii)           if no rate appears on the particular LIBOR Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Lead Investor as the arithmetic mean of at least two offered quotations obtained after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Lead Investor with its offered quotation for deposits in United States dollars for the period of three months to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that LIBOR Determination

Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(iii)          if fewer than two offered quotations referred to in clause (ii) are provided as requested, the rate calculated by the Lead Investor as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular LIBOR Determination Date by three major banks in The City of New York selected by the Lead Investor for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(iv)          if the banks so selected by the Lead Investor are not quoting as mentioned in clause (iii) above, 3-Month LIBOR in effect on the preceding LIBOR Determination Date.

“Acquired Debt” means, with respect to any specified Person:

(i)            Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(ii)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Documents” means the GameSpy Merger Agreement, each GameSpy Financing Document, and all other agreements and documents relating to the GameSpy Acquisition.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether in the capacity of officer or director of such Person, through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transactions” has the meaning given in Section 6.13.

“Affiliated Group” has the meaning given in Section 1.7.

“Agreement” has the meaning given in the preamble.

“Agents” means any Person authorized to act and who acts on behalf of the Purchaser with respect to the transactions contemplated by the Note Documents.

“Agreement” means this Purchase Agreement and all Exhibits, Schedules and Annexes attached hereto.

“Applicable Percentage” shall equal (a) 75% with respect to a Mandatory Repurchase Offer with Excess Cash Flow generated in any fiscal year if, as of the end of such fiscal year, the Senior Leverage Ratio of the Company is equal to or greater than 1.50:1.00, or (b) 50% with respect to a Mandatory Repurchase Offer with Excess Cash Flow generated in any fiscal year if, as of the end of such fiscal year, the Senior Leverage Ratio of the Company is less than 1.50:1.00.

“Applicable Spread” shall equal, on any applicable LIBOR Reset Date, (a) 7.50%, if on the applicable LIBOR Reset Date the Senior Leverage Ratio is equal to or greater than 2.00:1.00, (b) 6.50%, if on the applicable LIBOR Reset Date, the Senior Leverage Ratio is equal to or greater than 1.25:1.00 and less than 2.00:1.00, and (c) 5.50%, if on the applicable LIBOR Reset Date, the applicable LIBOR Reset Date, the Senior Leverage Ratio is less than 1.25:1.00.

“Asset Sales” means:

(i)            the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 6.12 and not by the provisions of Section 6.6,

(ii)           the issuance of Equity Interests in any of the Company’s Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)            any single transaction or series of related transactions that involves assets having a fair market value of less than $100,000;

(ii)           a transfer of assets between or among the Company and its Wholly Owned Subsidiaries;

(iii)          the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(iv)          an issuance of Equity Interests by a Subsidiary to the Company or to another Wholly Owned Subsidiary;

(v)           a Restricted Payment that does not violate Section 6.4 or a Permitted Investment; and

(vi)          the sale or other disposition of Cash Equivalents.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Business Day” means any day that is not a Legal Holiday.

“Capital Lease” means any lease of any property which would in accordance with GAAP be required to be classified and accounted for on the balance sheet of the lessee as a capital lease.

“Capital Stock” means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

“Capitalized Lease Obligation” means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

“Cash Equivalents” means:

(i)            marketable direct obligations issued or unconditionally Guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(ii)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having the highest ratings obtainable from Standard & Poor’s Corporation, Moody’s Investors Service, Inc. or another nationally recognized rating agency;

(iii)          commercial paper maturing no more than one year from the date of issuance thereof and, at the time of issuance, having at least A-1 ratings from Standard & Poor’s Corporation, and P-1 ratings for Moody’s Investors Service, Inc. or equivalent ratings from another nationally recognized rating agency;

(iv)          certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100.0 million and having a rating of at least Aa from Moody’s Investors Service, Inc. or a rating of at least AA from Standard and Poor’s Corporation; and

(v)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Casualty Proceeds” means any net insurance proceeds or other awards payable in connection with the loss, destruction or condemnation of any assets of the Company or any of its Subsidiaries (net of any costs incurred in connection with the adjustment or settlement thereof).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) and any regulations promulgated thereunder.

“Change of Control” means the occurrence of any of the following:

(i)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(ii)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii)          the consummation of the first transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than a Great Hill or any of its Affiliates, becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time Beneficially Owned by Great Hill and its Affiliates; or

(iv)          the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(v)           after an initial public offering of the Company or any direct or indirect parent of the Company, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(vi)          Great Hill, Affiliates of Great Hill, Liberty Mutual Insurance Company and BACI collectively shall cease to own and control a majority of the Voting Stock of the Company (measured by voting power rather than number of shares); provided, that in no event shall Liberty Mutual Insurance Company or any of its Affiliates be deemed to be an Affiliate of Great Hill for purposes of this definition.

“Charter Documents” means the Articles of Organization, Articles of Incorporation, Certificate of Incorporation, Bylaws, or other organizational or governing documents, as amended or restated (or both) to date, of the Company and any of its Subsidiaries, as applicable.

“Closing” has the meaning given in Section 1.2.

“Closing Date” has the meaning given in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.

“Common Stock” means the Company’s common stock, $.01 par value per share.

“Collateral” means all Property of the Company and each Guarantor, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent” has the meaning given in the preamble.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Company” has the meaning given in the preamble.

“Consolidated Capital Expenditures” of any Person means, for any period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, but excluding,

(i)            expenditures made in connection with the replacement, substitution or restoration of assets (including any expenditures made pursuant to Section 6.6(b)),

(A)          to the extent financed from Casualty Proceeds received on account of the loss, destruction or condemnation of the assets being replaced or restored; and

(B)           to the extent such expenditure is attributable to a credit granted by the seller of property, plant or equipment purchased with the trade-in of existing property, plant or equipment;

(ii)           the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the Capital Stock of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment of such Person or its Subsidiaries.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(i)            the Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(ii)           provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(iii)          depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(iv)          non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that (a) for the four consecutive financial quarters ended June 30, 2004, September 30, 2004 Consolidated EBITDA shall exclude (without duplication of amounts excluded pursuant to any other provision of this definition of “Consolidated EBITDA”) up to $1,563,554.00 and $760,301.00, respectively, of one time charges incurred during 2003 in connection with the Company’s reporting obligations under the Exchange Act and (b) for purposes of measuring Consolidated EBITDA pursuant to Section 2.8(b), for the year ended December 31, 2003,

Consolidated EBITDA shall exclude up to $1,967,781.00 of one time charges incurred during 2003 in connection with the Company’s reporting obligations under the Exchange Act.

“Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:

(i)            the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (but excluding amortization of original issue discount); plus

(ii)           the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(iii)          any interest paid during such period on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(iv)          the product of (a) all dividends paid and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(i)            the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Wholly-Owned Subsidiary of the Person; and

(ii)           the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(i)            was a member of such Board of Directors on the date of this Agreement; or

(ii)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Domestic Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America.

“Employee Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA and which is maintained by the Company or any of its Subsidiaries and is qualified under Section 401 of the Code.

“Environmental Laws” means any and all applicable federal, state, regional or local laws, statutes, ordinances, rules, regulations, judgments, orders, decrees, Environmental Permits or other governmental restrictions or requirements and the common law relating to pollution or protection of public or employee health or the environment, including without limitation CERCLA and RCRA.

“Environmental Permits” means any and all federal, state, regional or local permits, licenses, consents, authorizations, waivers, exemptions, variances, orders or approvals pursuant to Environmental Law.

“Equity Incentive Plan” means the 2003 Stock Option and Grant Plan of the Company, as amended or supplemented from time to time.

“Equity Interest” means the Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

“Event of Default” has the meaning given in Section 8.1.

“Excess Cash Flow” means for any Person for any period for which such amount is being determined, the consolidated Cash Flow from Operating Activities of such Person and its Subsidiaries during such period plus the consolidated Cash Flow from Investing Activities of such Person and its Subsidiaries during such Period, in each case determined in accordance with GAAP.

“Excess Proceeds” has the meaning given in Section 6.6(b).

“Excess Proceeds Offer” has the meaning given in Section 6.6(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

“Excluded Foreign Subsidiaries” means any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations of the Company under a Note Document, would, in the good faith judgment of the Company, result in adverse tax consequences to the Company.

“Existing Debt” means Indebtedness of the Company outstanding on the date hereof in an aggregate principal amount not to exceed $171,000, all as set forth on Schedule 4.8.

“Financing Change” shall have the meaning given in Section 6.5(iv).

“Financing Proceeds” means the cash (other than cash that constitutes Net Asset Sale Proceeds) received by the Company or any of its Subsidiaries, directly or indirectly, from any financing transaction of whatever kind or nature, including from any incurrence of Indebtedness (other than Permitted Debt), any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, from a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from a joint venture arrangement, from an exchange of assets and a sale of the assets received in such exchange, or any other similar arrangement or technique whereby the Company or any of its Subsidiaries obtains cash or Cash Equivalents in respect of an asset.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Indebtedness” of any Person means, without duplication, all Indebtedness of such Person described in clauses (i), (ii), (iv) and (v) of the definition of “Indebtedness” (other than intercompany Indebtedness).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“GameSpy” has the meaning given in the recitals.

“GameSpy Acquisition” means the acquisition by the Company of 100% of the outstanding Capital Stock of GameSpy pursuant to the GameSpy Merger Agreement.

“GameSpy Financing Documents” means the Securities Purchase Agreement, the Series A Preferred Stock Purchase Agreement, the Amended and Restated Certificate of Incorporation of the Company, and all other agreements and documents relating to the issuance and sale of Senior Subordinated Notes, Series A Preferred Stock and Series B Preferred Stock on the Closing Date.

“GameSpy Merger Agreement” means the Agreement and Plan of Merger, dated as of December 3, 2003, by and among, the Company, IGN Acquisition Corp., GameSpy Industries, Inc., and certain shareholders of GameSpy.

“Governmental Authority” means any nation or government (including the European Union), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Great Hill” means Great Hill Equity Partners II L.P. and its Affiliated investment funds.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.  The term “Guarantee” used as a verb (and the participle formed therefrom) will have a correlative meaning.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement executed and delivered by the Company and each of its Subsidiaries (other than its Excluded Foreign Subsidiaries) in favor of the Collateral Agent for the ratable benefit of the Secured Parties substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

“Guarantors” means each of:

(i)            the guarantors listed on the signature pages hereto; and

(ii)           any other Subsidiary of the Company that executes a Note Guarantee or grants a Lien in favor of the Collateral Agent in accordance with the provisions of this Agreement,

and their respective successors and assigns.

“Hazardous Material” means any “hazardous substances,” “pollutants” or “contaminants” as defined in CERCLA and its implementing regulations, any “hazardous waste,” “hazardous materials” or “regulated substances” as defined in RCRA and its implementing regulations and any toxic substance, hazardous or other waste, hazardous constituent, petroleum, including crude oil and any fractions thereof, chemicals, materials or substances regulated under any Environmental Laws.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(i)            interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(ii)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Holder” or “Holders” means a Person in whose name a Note is registered.

“incur” has the meaning given in Section 6.1.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(i)            in respect of borrowed money;

(ii)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(iii)          in respect of banker’s acceptances;

(iv)          representing Capital Lease Obligations;

(v)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except (i) any such balance that constitutes an accrued expense or trade payable not overdue by more than 90 days incurred in the ordinary course of such Person’s business, (ii) any such balance due that is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves or other appropriate provisions have been made in accordance with GAAP, and (iii) any such obligation incurred under ERISA; or

(vi)          representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be the principal amount of the Indebtedness (including all amounts capitalized to principal and all other payments in kind), together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indemnifying Parties” has the meaning given in Section 1.7.

“Indemnified Parties” has the meaning given in Section 1.7.

“Information” means all information, other than financial projections of the Company, GameSpy or their respective Subsidiaries, provided to the Purchasers by the Company, GameSpy or their Agents or Affiliates in connection with the transactions contemplated by this Agreement.

“Initial Public Offering” means the initial public offering of Capital Stock of the Company or any direct or indirect parent of the Company registered under the Securities Act.

“Insolvency” means, with respect to any Mutiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent” means pertaining to a condition of Insolvency.

“Intellectual Property Rights” has the meaning given in Section 4.14(i).

“Interest Payment Date” has the meaning given in Section 1.5(c).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 6.4.  The acquisition by the Company or any of its Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 6.4.

“Junior Debt” has the meaning given in Section 6.4.

“Lease” means any lease, sublease, franchise agreement, license, occupancy or concession agreement.

“Legal Holiday” means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in New York are not required to be open.  If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

“Leverage Ratio” has the meaning given in Section 7.4.

“LIBOR Determination Date” has the meaning given in Section 1.5(b).

“LIBOR Reset Date” shall be each March 31, June 30, September 30, and December 31, unless such day is not a Business Day, in which case the applicable LIBOR Reset Date will be the immediately preceding Business Day.

“Lien” means any material mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any lien in favor of the PBGC or any Plan under ERISA or the Code or any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“London Banking Day” means a day on which commercial banks are open for business, including dealing in United States dollars, in London.

“Losses” has the meaning given in Section 1.7.

“Majority Holders” means Holders holding an aggregate principal amount of Notes representing more than 50% of the aggregate principal amount of Notes then outstanding.

“Make Whole Premium” means, with respect to any Note on any Redemption Date, the greater of:

(i)            1.0% of the principal amount of the Note; or

(ii)           the excess of (a) the present value at such redemption date of (i) the redemption price of the Notes on March 15, 2005 (as set forth in Section 10.1(a)), plus (ii) all required interest payments due on the principal amount of Notes being redeemed through March 15, 2005 (including any accrued interest resulting from the Notes being initially issued at less than par), assuming no change in 3-Month LIBOR rate and the Applicable Spread from the 3-Month LIBOR and the Applicable Spread on the immediately prior LIBOR Reset Date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note, if greater

“Management Stockholder” means each of Mark Jung.

“Mandatory Repurchase Offer” has the meaning given in Section 5.9.

“Material Adverse Effect” means:

(i)            any material adverse effect on the business results of operations, cash flows, properties, assets, liabilities or condition (financial or otherwise) of the Company and GameSpy and their respective Subsidiaries taken as a whole; or

(ii)           any material adverse effect on the ability of the Company, GameSpy or any Guarantor, as applicable, to fulfill their respective obligations under the Note Documents, the GameSpy Financing Documents or the Acquisition Documents or any document contemplated hereby or thereby.

(iii)          any material adverse effect on the ability of the Holders or the Collateral Agent to enforce in any material respect their rights purported to be granted hereunder or under any of the other Note Documents or the Obligations of the Company or any Guarantor under a Note Document (including realizing on the Collateral).

“Material Contracts” means all contracts, agreements, licenses and commitments to which the Company or any of its Subsidiaries is a party or to which any of their respective assets or properties is bound, the breach or termination of which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Maximum Lawful Rate” has the meaning given in Section 1.5(e).

“Merger” has the meaning given in the recitals.

“Merger Subsidiary” has the meaning given in the recitals.

“Mortgages” means each of the mortgages and deeds of trust made by any Note Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, which shall in each case be in form and substance satisfactory to the Collateral Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) or 3(37)(A) of ERISA which covers any of the employees of the Company or any Commonly Controlled Entity.

“Net Asset Sale Proceeds” means, with respect to any sale or other disposition of any assets or stock:

(i)            cash (freely convertible into United States dollars) received by the Company or any of its Subsidiaries from such sale or other disposition, after:

(A)          provision for all income or other taxes measured by or resulting from such sale or other disposition,

(B)           payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, and

(C)           deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with such assets or stock and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the sale or other disposition of such assets or stock; and

(ii)           any non-cash consideration received by the Company or any of its Subsidiaries from such sale or other disposition upon the liquidation or conversion of such non-cash consideration into cash.

“Net Financing Proceeds” means Financing Proceeds, net of underwriting discounts and commissions, loan fees and other reasonable direct expenses of the transaction and net of taxes (including income taxes) currently paid or payable in cash as a result thereof in the current year or in the next succeeding year with respect to the current year as a result of the transaction generating Net Financing Proceeds.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

(i)            any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

(ii)           any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(iii)          the cumulative effect of a change in accounting principles.

“Non-Excluded Taxes” has the meaning given in Section 1.11(a).

“Non-US Holder” has the meaning given in Section 1.11(d).

“Note Documents” means this Agreement, the Notes, the Security Agreement, and each other Security Document.

“Note Guarantee” has the meaning given in Section 9.1.

“Noteholder Representative” has the meaning given in Section 3.4.

“Note Party” means the Company, each Guarantor and each Subsidiary of the Company that is a party to a Note Document.

“Note Purchase Price” means, with respect to any Note, 97% of the principal amount of such Note on March 31, 2009.

“Notes” means the Company’s Senior Secured Notes due March 31, 2009 issued and sold pursuant to this Agreement.

“Obligations” means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” has the meaning given in Section 10.2.

“Offer Period” has the meaning given in Section 10.2.

“Officers’ Certificate” means a certificate signed by any two officers, one of whom must be the chairman of the board, the president, the controller, the treasurer or a vice president of the Company.

“Operating Lease” means any lease other than a Capital Lease.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Note Document.

“Payment Default” has the meaning given in Section 8.1(v).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Business” means the business engaged in by the Company and its Subsidiaries on the Closing Date and similar or related businesses.

“Permitted Debt” has the meaning given in Section 6.1.

“Permitted Investment” means:

(i)            any Investment in the Company or in a Wholly Owned Domestic Subsidiary of the Company;

(ii)           any Investment in Cash Equivalents;

(iii)          any Investment by the Company or any of its Subsidiaries in a Person that is engaged in a Permitted Business after September 30, 2004, if as a result of such Investment:

(A)          such Person becomes a Wholly Owned Domestic Subsidiary of the Company; or

(B)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Domestic Subsidiary of the Company,

provided, that

(A)          the aggregate amount of such Investments does not exceed the lesser of (1) $3.5 million plus 50% of the Excess Cash Flow of the Company generated after December 31, 2004, that was not required to be applied to make a Mandatory Repurchase Offer pursuant to Section 5.9 and (2) $7.5 million;

(B)           the aggregate amount of all such Investments does not exceed (1) $2.0 million in any fiscal year commencing January 1, 2005; and (2) $500,000 for the fiscal quarter ending December 31, 2004; and

(C)           on a pro forma basis, giving effect to such Investment as if it were made on the first day of the four consecutive completed fiscal quarters of the Company ended immediately preceding such Investment, the Senior Leverage Ratio for the Company would be no more than,

Test Period	Ratio

September 30, 2004	3.10:1.00
December 31, 2004	2.25:1.00
March 31, 2005	2.05:1.00
June 30, 2005	1.95:1.00
September 30, 2005	1.95:1.00
December 31, 2005	1.75:1.00
March 31, 2006	1.70:1.00
June 30, 2006	1.65:1.00
September 30, 2006	1.65:1.00
December 31, 2006	1.45:1.00
March 31, 2007	1.40:1.00

Test Period	Ratio

June 30, 2007	1.30:1.00
September 30, 2007	1.30:1.00
December 31, 2007	1.30:1.00
March 31, 2008	1.20:1.00
June 30, 2008	1.20:1.00
September 30, 2008	1.20:1.00
December 31, 2008	1.15:1.00
March 31, 2009	1.15:1.00

(iv)          any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.5;

(v)           any acquisition of assets that constitute Collateral solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(vi)          any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(vii)         Hedging Obligations otherwise permitted to be incurred pursuant to this Agreement;

(viii)        Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Subsidiaries, in either case in compliance with this Agreement; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger or consolidation;

(ix)           Investments made by the Company or any Subsidiary in connection with purchase price adjustments, contingent purchase price payments or other earn-out payments required in connection with Investments otherwise permitted under this Agreement;

(x)            negotiable instruments held for deposit or collection in the ordinary course of business;

(xi)           prepaid expenses and workers compensation, utility, and similar deposits in the ordinary course of business; and

(xii)          intercompany loans that constitute Permitted Debt.

“Permitted Liens” means, with respect to any Person:

(i)            Liens on assets owned by the Company or any of its Subsidiaries in favor of any Holder securing Obligations under the Note Documents;

(ii)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory, contractual or warranty obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

(iii)          Liens imposed by law, such as carriers, warehousemen’s and mechanics’ Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review;

(iv)          Liens securing the payment of taxes, assessments and governmental charges or levies which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

(v)           Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(vi)          minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning of other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vii)         judgment Liens not giving rise to an Event of Default;

(viii)        Liens arising from filing Uniform Commercial Code financing statements regarding leases and contractual landlord’s Liens not securing Indebtedness;

(ix)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)            Liens listed on Schedule 4.8.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(i)            the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(ii)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(iii)          if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(iv)          such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(v)           after giving effect to the incurrence of such Indebtedness, the Company would be in compliance on a pro-forma basis with the covenants in Article VII.

“Permitted Transferee” means, with respect to any Purchaser (a) such Purchaser’s Affiliates, (b) each fund, money market account, investment account or other account managed by a holder of Notes or an Affiliate of such holder or its investment manager, (c) in the case of a Purchaser who is an individual, such Purchaser’s ancestors, descendants or spouse, or any custodian or trustee for the account of such Purchaser (or for the account of such Purchaser’s ancestors, descendants or spouse), (d) in the case of a Purchaser which is a partnership or limited liability company, any constituent partner or member of such entity, and (e) in the case of a Purchaser which is a corporation, any parent corporation or wholly-owned subsidiary corporation or any officer, director or 10% stockholder of such corporation.

“Person” means an individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Plan” means, at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which the Company or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would, under Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Purchasers” means each of the entities named as purchasers of Notes on the signature pages of this Agreement.

“Prepayment Premium” has the meaning given in Section 10.1.

“Purchase Date” has the meaning given in Section 10.2.

“Purchasers” has the meaning given in the preamble.

“Projections” has the meaning given in Section 4.9(b).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901 et seq.) and any regulations promulgated thereunder.

“Real Property” means the offices, stores, warehouses, distribution facilities factories and all real property and related facilities that are currently owned, leased, operated, used, controlled, managed or occupied by the Company or any of its Subsidiaries.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.

“Repurchase Offer” has the meaning given in Section 10.2.

“Required Leverage Ratio” means for each date listed in Section 7.4, the corresponding Leverage Ratio for such date.

“Requirements of Law” means as to any Person, the Charter Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, the Social Security Act, including Environmental Laws (including, without limitation, those applicable to the disposal of medical waste)..

“Restricted Investment” means any investment other than a Permitted Investment.

“Restricted Payments” has the meaning given in Section 6.4.

“Rule 144” means Rule 144 as promulgated by the Securities Exchange Commission under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” shall have the meaning assigned to such term in the Security Documents.

“Secured Parties” has the meaning given in the Guarantee and Collateral Agreement.

“Securities” means the Notes and the Shares, collectively.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto and the rules and regulations of the Commission thereunder.

“Securities Purchase Agreement” has the meaning given in the Recitals.

“Security Document” means the collective reference to the Guarantee and Collateral Agreement, the Mortgages, any intellectual property security agreements or control agreements required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Note Document and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of the Company or any Guarantor under any Note Document.

“Senior Leverage Ratio” equals, as of any date of measurement, the ratio of (a) the aggregate principal amount of secured Indebtedness of the Company and its Subsidiaries and Indebtedness of the Company and its Subsidiaries that is pari passu in right of payment with the Notes on such date to (b) the Consolidated EBITDA of the Company and its Subsidiaries for the 12-month period ending on such date.

“Senior Subordinated Notes” means the notes issued on the date hereof pursuant to the Securities Purchase Agreement.

“Series A Preferred Stock” means the Company’s Series A Redeemable Preferred Stock, par value $.01 per share.

“Series A Preferred Stock Purchase Agreement” has the meaning given in the Recitals.

“Series B Preferred Stock” means the Company’s Series A Preferred Stock, par value $.01 per share.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Single Employer Plan” means any Plan which is a single employer plan as defined in Section 4001(a)(15) of ERISA and which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of the date hereof, between the Company and certain holders of its Equity Interests.

“Subordinated Debt Document” shall have the meaning given in Section 6.5(iv).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by that Person or one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person.  For purposes of the representations and warranties set forth in Article IV, GameSpy and each of its Subsidiaries shall be deemed to be Subsidiaries of the Company as of the date hereof and as of the Closing Date.

“Survey” means a survey of any Mortgaged Real Property (and all improvements thereon):  (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey endorsement.

“Test Period” means the four consecutive completed fiscal quarters of the Company ending on the applicable date of measurement, including periods prior to the Closing Date; provided that

(i)            for periods prior to the Closing Date the financial results of the Company and GameSpy shall be measured on a combined basis; and

(ii)           for purposes of calculating Consolidated Interest Expense of the Company for any four consecutive completed fiscal quarters ending on or before March 31, 2005, Consolidated Interest Expense of the Company for the period from April 1, 2004 to the date of measurement shall be annualized.

“Title Company” has the meaning given in Section 5.10(g).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2005; provided, however, that if the period from the redemption date to March 15, 2005, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i)            the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii)           the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means any withdrawal liability as defined in Section 4201 of ERISA.

ARTICLE XII

MISCELLANEOUS

Section 12.1         Notices

Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and personally delivered, delivered by nationally-recognized overnight courier, mailed, or sent by facsimile, if to the Company or any Guarantor, to:

(a) if to the Company or any Guarantor,

c/o IGN Entertainment, Inc.
8000 Marina Boulevard
2nd Floor
Brisbane, CA 94005
Attention: Chief Executive Officer
Telephone No.: 415-508-2077
Telecopier No.: 415-508-2777

with copies to:

Great Hill Partners GP II, LLC.
One Liberty Square
Boston, MA 02109
Attention: Michael A. Kumin
Telephone No.: 617-790-9435
Telecopier No.: 617-790-9416

and

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention: John Haggerty
Telephone No.: 617-570-1526
Telecopier No.: 617-523-1231

(b) if to the Collateral Agent,

US Bank, Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Attention: Michael M. Hopkins, Vice President
Telephone No.: (860) 241-6820
Telecopier No.: (860) 241-6897, (503) 258-5939

(c)  if to any Purchaser, to such Purchaser’s address as set forth on such Purchaser’s signature page hereto;

(d)  if to any Holder that is not a Purchaser, to such Holder’s address as set forth in the Note Register.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day),

(ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing, or (iv) upon receipt in the case of a facsimile transmission if received on a Business Day (otherwise on the next Business Day).  Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

Section 12.2         Survival of Agreement

All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Note Documents.  No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation, or any of the representations contained in this Agreement and the other Note Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until payment in full of the Notes and payment in full of all other monetary amounts due under each Note Document, except to the extent expressly set forth herein.  The Company and each Guarantor further agrees that to the extent the Company or such Guarantor makes a payment or payments to the Holders or the Collateral Agent under this Agreement or any other Note Document, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or United States federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Holders or the Collateral Agent.  The Holders shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants to be performed prior to the Closing Date contained in any Note Document, notwithstanding any knowledge of the Holders to the contrary, or any contrary information delivered to the Holder by the Company, any Guarantor or any other Person.

Section 12.3         Successors and Assigns

Whenever in this Agreement any of the parties hereto or any Holder is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Company and each Guarantor or the Purchasers that are contained in this Agreement or any other Note Document shall bind and inure to the benefit of their respective successors and permitted assigns, except that neither the Company nor any Guarantor shall assign its rights or obligations under any Note Document without the prior written consent of the Majority Holders.  Each Purchaser and each Holder shall have the right, subject to the provisions of Section 1.3(b), to assign or otherwise transfer its rights under this Agreement or any Note held by it..

Section 12.4         Amendment and Waiver

Prior to the Closing Date, the Note Documents may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Collateral Agent, each Purchaser and the Company.  Thereafter, except as expressly provided otherwise, each Note Document may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Company, the Collateral Agent and the Majority Holders; provided further, however, that no such waiver and no such amendment, supplement or modification shall:

(i)            amend, modify or waive any provision of this Section 12.4,

(ii)           reduce any percentage specified in the definition of Majority Holders,

(iii)          consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Note Documents,

(iv)          release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement,

(v)           make or propose to make any Note payable in money or property other than that stated in the Note, or make or propose to make any change in Sections 5.9, 5.10, 5.11, 6.6, 8.4, 8.5 or 12.4 (or any related defined terms), or

(vi)          affects or proposes to affect the rate or time for payment of interest on any Note (including default interest) or the amount of premium or principal or the principal maturity date of any Note or the redemption or prepayment provisions, in each case without the consent of all Holders; provided further, however, that no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Article IX or any other provision affecting the rights, duties and obligations of the Collateral Agent without the consent of the Collateral Agent.

No failure or delay of any Purchaser or Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Purchasers and Holders hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have.  No waiver of any provision of this Agreement or any other Note Document or consent to any departure by the Company or any Guarantor therefrom shall in any event be effective unless the same shall be authorized as provided in this Section 12.4, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Company or any Guarantor in any case shall entitle the Company or any Guarantor to any other or further notice or demand in similar or other circumstances.

Section 12.5         Release of Collateral and Guarantee Obligations.

(a)  Notwithstanding anything to the contrary contained herein or in any other Note Document, upon request of the Company in connection with any Disposition of Property permitted by the Note Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Holder) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Note Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Note Documents; provided that the Company shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by the Collateral Agent), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with this Agreement and the other Note Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Note Documents.

(b)  Notwithstanding anything to the contrary contained herein or any other Note Document, when all Obligations under this Agreement and the other Note Documents have been paid in full, upon request of the Company, the Collateral Agent shall (without notice to, or vote or consent of, any Holder) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Note Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 12.6         Independence of Covenants

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a breach of such covenant or a Default or an Event of Default if such action is taken or condition exists.

Section 12.7         No Fiduciary Relationship

No provision in this Agreement or in any of the other Note Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Purchasers or any Holder to the Company or any Guarantor.

Section 12.8         No Duty

All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Purchasers or any Holder shall have the right to act exclusively in the interest of the Purchasers or Holders, as applicable, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company or any Guarantor or any of their respective shareholders or any other Person.

Section 12.9         Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.10       Calculations; Computations

The financial statements to be furnished to the Holders pursuant to this Agreement shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that all computations determining compliance with Article VII and all definitions used herein for any purpose shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered pursuant to Section 2.8.

Section 12.11       Interpretation

The Company, the Guarantors and the Purchasers acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Note Documents with its legal counsel and that this Agreement and the other Note Documents shall be construed as if jointly drafted by the Purchasers, the Company and the Guarantors.  The definitions in Article XI shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Terms defined in this Agreement and used in any Exhibit, Schedule, Certificate, Annex or any other Note Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined therein or the context otherwise requires.  Unless otherwise specified, references in this Agreement or any other Note Document to any Article or Section are references to such Article or Section of this Agreement or such Note Document, as the case may be, and references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP.  All references herein to statutes and rules promulgated under statutes are to be construed as including all statutory provisions and rules consolidating, amending or replacing the statute or rules referred to.

Section 12.12       GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY, EACH GUARANTOR, AND THEIR RESPECTIVE SUBSIDIARIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) TO CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, ITS AGENT FOR SERVICE OF PROCESS, SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PURCHASERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR OR ITS RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

THE COMPANY, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THE CLAUSE ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE NOTE DOCUMENTS

Section 12.13       Entire Agreement

The Note Documents and the Notes are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  The Note Documents and the Notes supercedes all prior agreements and understandings between the parties with respect to such subject matter.  Nothing in any of the Note Documents or the Notes shall confer upon any other Person other than the parties hereto any right, remedy or claim under this Agreement.

Section 12.14       Severability

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of each Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Note Purchase Agreement to be duly executed and delivered as of the date first above written.

The Company

IGN ENTERTAINMENT, INC.

By:	/s/ MARK JUNG
	Name:	Mark Jung
	Title:	Chief Executive Officer

The Collateral Agent

US Bank National Association

By:	/s/ MICHAEL M. HOPKINS
	Name:	Michael M. Hopkins
	Title:	Vice President

[Counterpart Signature Pages Follow]

GoldenTree Capital Solutions Fund

By:          GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ TODD NEUFELD
Name: Todd Neufeld
Title: Authorized Signatory

Principal amount of Notes to be purchased:	$9,000,000.00

Aggregate purchase price (Notes):	$8,730,000.00

Tax ID No.:	98-0418214

Wire Transfer Instructions:

Bank Name:	JP Morgan Chase & Co.
City and State:	Houston, Texas 77002
ABA Routing Number:	113-000-609
Account Name:	Asset Backed/Structure #2
Account Number:	00102619468
Sub - Account Name:	GoldenTree Capital Solutions Fund
Sub - Account Number:	10206573
Attn:	Todd Crane

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Note Purchase Agreement

GoldenTree High Yield Master Fund II, Ltd.

By:          GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ TODD NEUFELD
Name: Todd Neufeld
Title: Authorized Signatory

Principal amount of Notes to be purchased:	$1,900,000.00

Aggregate purchase price (Notes):	$1,843,000.00

Tax ID No.:	98-0389768

Wire Transfer Instructions:

Bank Name:	Chase Manhattan Bank
City and State:	New York , NY
ABA Routing Number:	021 000 021
Account Name:	Goldman Sachs & Co, N.Y.
Account Number:	930-1-011483
Re:	F/C: GoldenTree Master Fund II, Ltd.
Attention:	F/C A/C: 002-069-300

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Note Purchase Agreement

GoldenTree High Yield Master Fund, Ltd.

By:          GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ TODD NEUFELD
Name: Todd Neufeld
Title: Authorized Signatory

Principal amount of Notes to be purchased:	$9,305,000.00

Aggregate purchase price (Notes):	$9,025,850.00

Tax ID No.:	13-4171545

Wire Transfer Instructions:

Bank Name:	Chase Manhattan Bank
City and State:	New York, NY
ABA Routing Number:	021 000 021
Account Name:	Goldman Sachs & Co, N.Y.
Account Number:	930-1-011483
Re:	F/C: GoldenTree Master Fund
Attention:	F/C A/C: 002-08501-7

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Note Purchase Agreement

GoldenTree High Yield Value Master Fund, L.P.

By:          GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ TODD NEUFELD
Name: Todd Neufeld
Title: Authorized Signatory

Principal amount of Notes to be purchased:	$2,295,000.00

Aggregate purchase price (Notes):	$2,226,150.00

Tax ID No.:	52-2354047

Wire Transfer Instructions:

Bank Name:	CITIBANK
City and State:	NEW YORK, NEW YORK
ABA Routing Number:	021 000 089
Account Name:	BEAR STEARNS SECURITIES CORP
Account Number:	09253186
Re:	F/C: GoldenTree High Yield Value Master Fund, L.P.
Attention:	F/C A/C: 102-26784-27

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Note Purchase Agreement

Exhibits A, C, D and E
Intentionally omitted

Exhibit B

Section 871(h) or 881(c) Statement

[Section 871(h) or 881(c) Statement has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

Disclosure Schedules

[Disclosure Schedules have been omitted. A copy of these schedules will be furnished supplementally to the Commission upon request.]

Amendment and Waiver No. 1 to Note Purchase Agreement

AMENDMENT AND WAIVER NO. 1 TO NOTE PURCHASE AGREEMENT

This AMENDMENT AND WAIVER NO. 1 (“Amendment”) is made as of July 9, 2004 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), the registered holders of the Company’s Senior Secured Notes due March 31, 2009 (the “Notes”) listed on the signature pages hereto (collectively, the “Majority Holders”), and US Bank National Association, as collateral agent (the “Collateral Agent”).  This Amendment is made with reference to that certain Note Purchase Agreement dated as of March 3, 2004, by and among the Company, the purchasers listed on the signature pages thereto (the “Purchasers”), and the Collateral Agent (the “Note Purchase Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement.

WHEREAS, the Company, the Collateral Agent and the Purchasers entered into the Note Purchase Agreement;

WHEREAS, pursuant to Section 12.4 of the Note Purchase Agreement, the Company, the Collateral Agent, and the Majority Holders desire to make certain amendments to the Note Purchase Agreement as set forth below and the Guarantors desire to acknowledge such amendments;

WHEREAS, pursuant to Section 12.4 of the Note Purchase Agreement, the Company, and the Majority Holders desire to waive certain provisions of the Note Purchase Agreement as set forth below and the Guarantors desire to acknowledge such waivers;

WHEREAS, the holders of Senior Subordinated Notes have agreed to amend the Securities Purchase Agreement pursuant to that certain Amendment No. 1 to Securities Purchase Agreement attached hereto as Exhibit A;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         WAIVER AND CONSENT

The Majority Holders hereby waive any and all rights and remedies of the Holders pursuant to Article VIII of the Note Purchase Agreement arising from the Defaults and Events of Default described on Exhibit B thereto.  The Majority Holders, as holders of each issued and outstanding Note, waive their right, pursuant to the terms of Section 1.5(d) of the Note Purchase Agreement, to an increased interest rate on the Notes, but only to the extent such right arises directly from the Company’s breach of Section 5.12 of the Note Purchase Agreement on or prior to the date of this Amendment.

SECTION 2.         AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

2.1           Section 6.1(b) is amended by deleting the word “and” at the end of Section 6.1(b)(x), deleting the “.” at the end of Section 6.1(b)(xi) and replacing it with “; and” and inserting the following immediately thereafter:

1

“(xii) Indebtedness incurred pursuant to the Rotten Tomatoes Merger Agreement; provided that the aggregate amount of such Indebtedness does not exceed $6,500,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement.”

2.2           Section 6.5 is amended and restated in its entirety as follows:

“No Amendment to Certain Documents

Without the consent of the Majority Holders, the Company will not amend, waive, modify or alter, or take any action that could cause to be amended, waived, modified or altered, the terms of the Securities Purchase Agreement, the Series A Preferred Stock Purchase Agreement, the Company’s Charter Documents, any Senior Subordinated Note, any share of Series A Preferred Stock, any share of Series B Preferred Stock, or any Rotten Tomatoes Merger Document, in any way to:

(i)            alter the terms of any of the Company’s Equity Securities, if, pursuant to the terms of the Company’s Equity Securities, as altered, the Company or any of its Subsidiaries could be required to take an action, whether upon the occurrence of an event, delivery of notice, on any date, or otherwise, that would, directly or indirectly, result in a Default or Event of Default or entitle the holder or holders of any Indebtedness of the Company or any of its Subsidiaries (with or without the giving of notice or lapse of time) to accelerate the maturity of such Indebtedness;

(ii)           increase the rate of or change the time for payment of interest on any Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(iii)          increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of the Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(iv)          tighten the redemption provisions or increase the price or terms at which the Company is required to offer to purchase any Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(v)           amend the provisions of Article XI of the Securities Purchase Agreement;

(vi)          amend, restate, or modify (a “Financing Change”) any document related to the Senior Subordinated Notes (collectively, the “Subordinated Debt Documents”) in a manner that imposes covenants or events of default upon the Company or its Subsidiaries which are more restrictive than the covenants contained in such documents prior to such Financing Change, unless the Company and the Majority Holders shall, within 10 Business Days after such Financing Change, execute and deliver an amendment to this Agreement or any other applicable Note Document for the purpose of effecting a change similar and in proportion to the changes to the Subordinated Debt Documents; provided, that upon any failure of the Company or the Majority Holders to do so, this Agreement shall be deemed automatically amended to effect such similar and proportionate amendment.; or

2

(vii)         waive, amend, restate, or modify a Rotten Tomatoes Merger Document to the extent that such waiver, amendment, restatement or modification would either (a) waive, amend, restate, or modify a Rotten Tomatoes Merger Document in any material way, or (b) waive, amend, restate, or modify any term relating to a payment due to any Shareholder (as defined in the Rotten Tomatoes Merger Agreement).”

2.3           Section 7.1 is amended and restated in its entirety as follows:

“Minimum Consolidated EBITDA.

The Company will maintain a Consolidated EBITDA set forth below of at least the amount set forth below for each Test Period ending on each date listed below:

Test Period	Minimum EBITDA ($thousands)

June 30, 2004	5,400
September 30, 2004	7,325
December 31, 2004	10,500
March 31, 2005	11,450
June 30, 2005	12,150
September 30, 2005	12,550
December 31, 2005	14,225
March 31, 2006	14,550
June 30, 2006	14,850
September 30, 2006	15,150
December 31, 2006	16,300
March 31, 2007	16,875
June 30, 2007	17,500
September 30, 2007	17,600
December 31, 2007	17,900
March 31, 2008	18,000
June 30, 2008	18,350
September 30, 2008	18,650
December 31, 2008	19,000
March 31, 2009	19,250

2.4           Section 7.2 is amended and restated in its entirety as follows:

“Minimum EBITDA to Consolidated Interest Expense.

The Company will not permit the ratio of (a) its Consolidated EBITDA for the Test Period ending on each date listed below to (b) its Consolidated Interest Expense for the Test Period ending on each date listed below to be less than the ratio set forth below:

Test Period	Ratio

June 30, 2004	1.30:1.00
September 30, 2004	1.65:1.00

3

Test Period	Ratio

December 31, 2004	2.40:1.00
March 31, 2005	2.60:1.00
June 30, 2005	2.70:1.00
September 30, 2005	2.85:1.00
December 31, 2005	3.00:1.00
March 31, 2006	3.00:1.00
June 30, 2006	3.25:1.00
September 30, 2006	3.35:1.00
December 31, 2006	3.50:1.00
March 31, 2007	3.50:1.00
June 30, 2007	3.50:1.00
September 30, 2007	3.50:1.00
December 31, 2007	3.50:1.00
March 31, 2008	3.60:1.00
June 30, 2008	3.60:1.00
September 30, 2008	3.70:1.00
December 31, 2008	3.70:1.00
March 31, 2009	3.70:1.00

2.5           Section 7.4 is amended and restated in its entirety as follows:

“Leverage Ratio.

The Company will not permit the ratio (the “Leverage Ratio”) of (a) Funded Indebtedness of Company and its Subsidiaries on each date listed below to (b) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio

June 30, 2004	7.85:1.00
September 30, 2004	6.00:1.00
December 31, 2004	4.75:1.00
March 31, 2005	4.25:1.00
June 30, 2005	4.00:1.00
September 30, 2005	3.75:1.00
December 31, 2005	3.35:1.00
March 31, 2006	3.25:1.00
June 30, 2006	3.20:1.00
September 30, 2006	3.10:1.00
December 31, 2006	2.75:1.00
March 31, 2007	2.60:1.00
June 30, 2007	2.50:1.00
September 30, 2007	2.50:1.00

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Test Period	Ratio

December 31, 2007	2.40:1.00
March 31, 2008	2.30:1.00
June 30, 2008	2.30:1.00
September 30, 2008	2.25:1.00
December 31, 2008	2.20:1.00
March 31, 2009	2.15:1.00

2.6           Section 8.1 is amended by deleting the word “or” at the end of Section 8.1(xiii), deleting the “.” at the end of Section 8.1(xiv) and replacing it with “;” and inserting the following immediately thereafter:

“(xv) All or any portion of the Merger Consideration (as defined in the Rotten Tomatoes Merger Agreement) is not paid when due (without giving effect to any grace periods) pursuant to the terms of the Rotten Tomatoes Merger Agreement, or any event occurs or circumstance exists that entitles any Person (including the Shareholders Representative (as defined in the Rotten Tomatoes Merger Agreement)) to accelerate the payment of all or any portion of the Merger Consideration; or

(xvi) The Company or any of its Subsidiaries shall be obligated to make any payment or shall have made any payment pursuant to the terms of the Rotten Tomatoes Merger Agreement, if (a) after giving pro forma effect to such payment as if such payment were made on the last day of the most recently ended fiscal quarter, the Company is or would be in violation of any provision of Article VII hereof or (b) immediately prior to making such payment the Company fails to deliver to the Collateral Agent an Officer’s Certificate certifying that the officers executing such certificate have no reason to believe, and do not believe, that the Company will be in violation of any provision of Article VII on the last day of the fiscal quarter in which such payment is made after giving effect to such payment.”

2.7           The definition of “Permitted Investments” contained in Article XI is amended by amending and restating clause (iii) in its entirety as follows:

“(iii) any Investment by the Company or any of its Subsidiaries in a Person that is engaged in a Permitted Business after June 30, 2004, if as a result of such Investment:

(A)          such Person becomes a Wholly Owned Domestic Subsidiary of the Company; or

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(B)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Domestic Subsidiary of the Company,

provided, that

(A)          the aggregate amount of such Investments, exclusive of Investments made pursuant to clause (xiii) of this definition, does not exceed the lesser of (1) $3.5 million plus 50% of the Excess Cash Flow of the Company generated after December 31, 2004, that was not required to be applied to make a Mandatory Repurchase Offer pursuant to Section 5.9 and (2) $7.5 million;

(B)           the aggregate amount of all such Investments, exclusive of Investments made pursuant to clause (xiii) of this definition, does not exceed (1) $2.0 million in any fiscal year commencing January 1, 2005; and (2) $1,000,000 for the two fiscal quarters ending December 31, 2004;

(C) if such Investment is made on or before December 31, 2004, after giving effect to such Investment the Company owns cash and Cash Equivalents, in each case that are not subject to any restrictions other than those imposed pursuant to the Security Documents, of at least $4,500,000; and

(D) on a pro forma basis, giving effect to such Investment as if it were made on the first day of the four consecutive completed fiscal quarters of the Company ended immediately preceding such Investment, the Senior Leverage Ratio for the Company would be no more than,

Test Period	Ratio

June 30, 2004	4.75:1.00
September 30, 2004	3.10:1.00
December 31, 2004	2.25:1.00
March 31, 2005	2.05:1.00
June 30, 2005	1.95:1.00
September 30, 2005	1.95:1.00
December 31, 2005	1.75:1.00
March 31, 2006	1.70:1.00
June 30, 2006	1.65:1.00
September 30, 2006	1.65:1.00
December 31, 2006	1.45:1.00
March 31, 2007	1.40:1.00
June 30, 2007	1.30:1.00

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Test Period	Ratio

September 30, 2007	1.30:1.00
December 31, 2007	1.30:1.00
March 31, 2008	1.20:1.00
June 30, 2008	1.20:1.00
September 30, 2008	1.20:1.00
December 31, 2008	1.15:1.00
March 31, 2009	1.15:1.00

2.8           The definition of “Permitted Investments” contained in Article XI is further amended by deleting the “and” at the end of clause (xi), deleting the “.” at the end of clause (xii) and replacing it with “; and” and inserting the following immediately thereafter:

“(xiii) Investments made pursuant to the Rotten Tomatoes Merger Agreement; provided that the aggregate amount of such Investments does not exceed $9,300,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement.”

2.9           Article XI is amended by deleting the definition of “Consolidated Capital Expenditures” and replacing it with the following:

“Consolidated Capital Expenditures” of any Person means, for any period, (a) the aggregate gross increase during that period, in the property, plant or equipment as reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, and (b) the fair market value of all Intellectual Property purchased or otherwise acquired (whether by license, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing), other than in-bound “shrink wrap” end-user licenses, in each case (a) and (b), excluding,

(a)           expenditures made in connection with the replacement, substitution or restoration of assets (including any expenditures made pursuant to Section 6.6(b)),

(i)            to the extent financed from Casualty Proceeds received on account of the loss, destruction or condemnation of the assets being replaced or restored; and

(ii)           to the extent such expenditure is attributable to a credit granted by the seller of property, plant or equipment purchased with the trade-in of existing property, plant or equipment;

(b)           the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the Capital Stock of such Person or through merger or consolidation) to the extent such amount is an Investment and allocable to the property, plant and equipment or the Intellectual Property of such Person or its Subsidiaries.

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2.10         Article XI is further amended by deleting the definition of “Consolidated EBITDA” and replacing it with the following:

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(i)            the Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(ii)           provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(iii)          depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(iv)          non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; provided that

(a)           for the four consecutive financial quarters ended June 30, 2004, September 30, 2004 Consolidated EBITDA shall exclude (without duplication of amounts excluded pursuant to any other provision of this definition of “Consolidated EBITDA”) up to $1,563,554.00 and $760,301.00, respectively, of one time charges incurred during 2003 in connection with the Company’s reporting obligations under the Exchange Act and (b) for purposes of measuring Consolidated EBITDA pursuant to Section 2.8(b), for the year ended December 31, 2003, Consolidated EBITDA shall exclude up to $1,967,781.00 of one time charges incurred during 2003 in connection with the Company’s reporting obligations under the Exchange Act, and

(b)           for the four consecutive fiscal quarters ended on the dates set forth below, Consolidated EBITDA shall exclude (without duplication of amounts excluded pursuant to any other provision of this definition of “Consolidated EBITDA”) up to that amount of one time charges (or benefits) set forth opposite such date, provided that such one time charges (or benefits) are described as set forth under the heading “Description”; and, provided further that such charges (or benefits) were incurred during the four fiscal quarters immediately preceding such date:

Date	Description	Amount
June 30, 2004	Transaction Costs	$379,998
June 30, 2004c	Restructuring Charges	$(36,572)

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Date	Description	Amount
June 30, 2004	Deferred Revenue Write-Off	$1,486,924
June 30, 2004	Re-audit Expense	$265,000
September 30, 2004	Transaction Costs	$379,998
September 30, 2004	Restructuring Charges	$(36,572)
September 30, 2004	Deferred Revenue Write-Off	$2,254,328
September 30, 2004	Re-audit Expense	$265,000
December 31, 2004	Transaction Costs	$379,998
December 31, 2004	Restructuring Charges	$(36,572)
December 31, 2004	Deferred Revenue Write-Off	$2,561,707
December 31, 2004	Re-audit Expense	$265,000
March 31, 2005	Deferred Revenue Write-Off	$2,185,712
March 31, 2005	Re-audit Expense	$265,000
June 30, 2005	Deferred Revenue Write-Off	$1,135,053
September 30, 2005	Deferred Revenue Write-Off	$367,649
December 31, 2005	Deferred Revenue Write-Off	$60,270

2.11         Article XI is further amended by inserting the following defined terms in appropriate alphabetical order in such Article:

“Deferred Revenue Write-Off” means the charges to IGN’s Consolidated Net Income incurred as a result of a write-off of GameSpy’s deferred revenue; provided that such write-off was required under GAAP as a result of the GameSpy Acquisition.

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all proprietary databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names and numbers; (ix) goodwill and remedies against infringement thereof and rights of protection of an interest therein under the laws of all jurisdictions; or (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Re Audit Expense” means the amount by which (a) the costs associated with KPMG (1) re-auditing the 2001, 2002 and 2003 financial statements, books and records of the Company,

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 (2) re-auditing the 2002 and 2003 financial statements, books and records of GameSpy, and (3) issuing an opinion on such re-audited financial statements, books and records, exceeds (b) the $85,0000 incurred by GameSpy and the Company in connection with the audit of their 2003 financial statements.

“Restructuring Costs” means the amount by which (a) the restructuring costs the Company projected would be incurred in connection with the Game Spy Acquisition (as set forth in the Projections), exceeds (b) the $517,064 of actual restructuring costs incurred in connection with the GameSpy Acquisition.

“Rotten Tomatoes Merger Agreement” means the Agreement and Plan of Merger entered into as of June 24, 2004, by and among IGN Entertainment, Inc., a Delaware corporation, IGN Entertainment Acquisition Corp., a California corporation, IncFusion Corporation d.b.a. Rotten Tomatoes, a California corporation, Patrick Lee, Stephen Wang and Senh Duong, and Patrick Lee, as the Shareholders’ Representative, as executed on the June 24, 2004.

“Rotten Tomatoes Merger Documents” means the Rotten Tomatoes Merger Agreement and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith.

“Transaction Costs” means the amount by which (a) the professional fees actually incurred by the Company as of July 1, 2004 in connection with the Game Spy Acquisition, exceeds (b) the $150,000 of professional fees the Company projected would be incurred in connection with the GameSpy Acquisition (as set forth in the Projections).

SECTION 3.         CONDITIONS PRECEDENT

The effectiveness of the waiver and consent to the Note Purchase Agreement contemplated by Section 1 hereof and amendments to the Note Purchase Agreement contemplated by Section 2 hereof is subject to the receipt by each Holder delivering a signature page to this Amendment of the following:

(a)           counterparts hereof duly executed by the Company, the Guarantors, the Collateral Agent and the Majority Holders;

(b)           Evidence reasonable satisfactory to the Majority Holders that (i) financing statements have previously been duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent or the Majority Holders, desirable or appropriate to perfect the security interests and liens created by each Security Document and (ii) that all other actions necessary or, in the reasonable opinion of the Collateral Agent or the Majority Holders, desirable or appropriate to ensure the validity, perfection and priority of the security interests and liens, created by, or intended to be created by, and to reflect the fact that the Collateral Agent is the secured party, mortgagee, beneficiary or grantee, under each Security Document has been taken;

(c)           an amendment to the Securities Purchase Agreement in the form of Exhibit A hereto, duly executed by the holders of the requisite principal amount of Senior

10

Subordinated Notes and the holders of the requisite number of shares of Series B Preferred Stock;

(d)           the Rotten Tomatoes Merger Agreement and each document delivered pursuant thereto, duly executed by each party thereto;

(e)           all costs, fees and expenses payable to the Collateral Agent and the Majority Holders by the Company pursuant to Section 1.6 of the Note Purchase Agreement, including without limitation the reasonable fees and disbursements of Latham & Watkins LLP; and

(f)            a fee in cash equal to 0.25% of the aggregate principal amount of Notes held by such Holder, provided that such Holder delivers a valid consent to this Amendment on or before 5:00 p.m. EST on July 9, 2004.

SECTION 4.         COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 5.         RATIFICATION OF AGREEMENT

5.1           To induce the Majority Holders to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Note Purchase Agreement or any Security Document exist and all representations and warranties contained in the Note Purchase Agreement and each Security Document are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

5.2           Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Note Purchase Agreement, each Security Document and the other Note Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 6.                            GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT

11

IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE COMPANY, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY, EACH GUARANTOR, AND THEIR RESPECTIVE SUBSIDIARIES IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) TO CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, ITS AGENT FOR SERVICE OF PROCESS, WHICH SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OR THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

EACH OF THE COMPANY, THE GUARANTORS AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE NOTE DOCUMENTS.

SECTION 7.         ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under its Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

12

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Michael Sheridan
Name:
Title: CFO

GURANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS INC.

By:	/s/ Sean Deorsey
Name: Sean Deorsey
Title:

COLLATERAL AGENT:

US BANK NATIONAL ASSOCIATION

By:	/s/ Elizabeth C. Hammer
Name: Elizabeth C. Hammer
Title: Vice President

[COUNTERPART SIGNATURE PAGES FOLLOW]

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GoldenTree High Yield Value Master Fund, L.P.

By:	Golden Tree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
Name:	Thomas H. Shandell
Title:	Partner

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page
Amendment And Waiver No. 1 to
Note Purchase Agreement

14

GoldenTree High Yield Master Fund, Ltd.

By:	Golden Tree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
Name:	Thomas H. Shandell
Title:	Partner

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page
Amendment And Waiver No. 1 to
Note Purchase Agreement

15

GoldenTree High Yield Master Fund II, Ltd.

By:	Golden Tree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
Name:	Thomas H. Shandell
Title:	Partner

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page
Amendment And Waiver No. 1 to
Note Purchase Agreement

16

GoldenTree Capital Solutions Fund

By:	Golden Tree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
Name:	Thomas H. Shandell
Title:	Partner

Addrress:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page
Amendment And Waiver No. 1 to
Note Purchase Agreement

17

EXHIBIT A

AMENDMENTS TO SECURITIES PURCHASE AGREEMENT

[See Amendment No. 1 to Securities Purchase Agreement in Exhibit 10.15 to this Form S-1.]

EXHIBIT B

EXISTING DEFAULTS

[Exhibit B has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

Amendment No. 2 to Note Purchase Agreement

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 2 (“Amendment”) is made as of February 4, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), the registered holders of the Company’s Senior Secured Notes due March 31, 2009 (the “Notes”) listed on the signature pages hereto (collectively, the “Majority Holders”), and US Bank National Association, as collateral agent (the “Collateral Agent”).  This Amendment is made with reference to that certain Note Purchase Agreement dated as of March 3, 2004, by and among the Company, the purchasers listed on the signature pages thereto, and the Collateral Agent, as amended by that certain Amendment and Waiver No. 1 dated as of July 9, 2004 (the “Note Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement.

WHEREAS, the Company, the Collateral Agent, and the Majority Holders desire to make certain amendments to the Note Purchase Agreement, pursuant to Section 12.4 of the Note Purchase Agreement, as set forth below and the Guarantors desire to acknowledge such amendments; and

WHEREAS, the holders of Senior Subordinated Notes have agreed to amend the Securities Purchase Agreement pursuant to that certain Amendment No. 2 to Securities Purchase Agreement attached hereto as Exhibit A;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

1.1.          Section 6.1(b)(xii) is hereby amended and restated in its entirety as follows:

“(xii)        Indebtedness incurred pursuant to an Acquisition Document; provided that the aggregate amount of such Indebtedness does not exceed the Subsequent Acquisition Indebtedness Cap applicable to such Acquisition Document.”

1.2.          The first paragraph of Section 6.5 is hereby amended and restated in its entirety as follows:

“No Amendment to Certain Documents

Without the consent of the Majority Holders, the Company will not amend, waive, modify or alter, or take any action that could cause to be amended, waived, modified or altered, the terms of the Securities Purchase Agreement, the Series A Preferred Stock Purchase Agreement, the Company’s Charter Documents, any Senior Subordinated

2

Note, any share of Series A Preferred Stock, any share of Series B Preferred Stock, or any Acquisition Document, in any way to:”

1.3.          Section 6.5(vii) is hereby amended and restated in its entirety as follows:

“(vii)       waive, amend, restate, or modify an Acquisition Document to the extent that such waiver, amendment, restatement or modification would either (a) waive, amend, restate, or modify an Acquisition Document in any material way, or (b) waive, amend, restate, or modify any term relating to a payment due to any Person.”

1.4.          Sections 8.1(xv) and 8.1(xvi) are hereby amended and restated in their entirety as follows:

“(xv)       All or any portion of any Acquisition Consideration is not paid when due (without giving effect to any grace periods) pursuant to the terms of an Acquisition Document, or any event occurs or circumstance exists that entitles any Person to accelerate the payment of all or any portion of any Acquisition Consideration; or

(xvi)        The Company or any of its Subsidiaries shall be obligated to make any payment or shall have made any payment pursuant to the terms of an Acquisition Document, if (a) after giving pro forma effect to such payment as if such payment were made on the last day of the most recently ended fiscal quarter, the Company is or would be in violation of any provision of Article VII hereof or (b) immediately prior to making such payment the Company fails to deliver to the Collateral Agent an Officer’s Certificate certifying that the officers executing such certificate have no reason to believe, and do not believe, that the Company will be in violation of any provision of Article VII on the last day of the fiscal quarter in which such payment is made after giving effect to such payment.”

1.5.          Clause (xiii) of the definition of “Permitted Investments” is hereby amended and restated in its entirety as follows

“(xiii)       Investments made pursuant to an Acquisition Document; provided that the aggregate amount of such Investments does not exceed the Subsequent Investment Cap applicable to such Acquisition Document.”

1.6.          Article XI is further amended by inserting the following defined terms in appropriate alphabetical order in such Article:

““3D Gamers Agreement” means the Asset Purchase Agreement dated as of the date hereof by and among 3D GAMERS, LLC, a California limited liability company, the Company, Piotr Kapiszewski, Frans P. DeVries, and John Van Essen.”

““3D Gamers Merger Documents” means the 3D Gamers Agreement and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith.”

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““Acquisition Consideration” means the “Merger Consideration” (as defined in the Rotten Tomatoes Merger Agreement) and the “Purchase Price” (as defined in the 3D Gamers Agreement).”

““Acquisition Document” means each 3D Gamers Merger Document and each Rotten Tomatoes Merger Document.”

““Subsequent Acquisition Indebtedness Cap” means, with respect to the Rotten Tomatoes Merger Agreement, $6,500,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement, and with respect to the 3D Gamers Agreement, $800,000.”

““Subsequent Investment Cap” means, with respect to the Rotten Tomatoes Merger Agreement, $9,300,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement, and with respect to the 3D Gamers Agreement, $2,000,000.”

SECTION 2.                CONDITIONS PRECEDENT

The effectiveness of the amendments to the Note Purchase Agreement contemplated by Section 1 hereof is subject to the receipt by each Holder delivering a signature page to this Amendment of the following:

(a)           counterparts hereof duly executed by the Company, the Guarantors, the Collateral Agent and the Majority Holders;

(b)           evidence reasonable satisfactory to the Majority Holders that (i) financing statements have previously been duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent or the Majority Holders, desirable or appropriate to perfect the security interests and liens created by each Security Document and (ii) that all other actions necessary or, in the reasonable opinion of the Collateral Agent or the Majority Holders, desirable or appropriate to ensure the validity, perfection and priority of the security interests and liens, created by, or intended to be created by, and to reflect the fact that the Collateral Agent is the secured party, mortgagee, beneficiary or grantee, under each Security Document has been taken;

(c)           an amendment to the Securities Purchase Agreement in the form of Exhibit A hereto, duly executed by the holders of the requisite principal amount of Senior Subordinated Notes and the holders of the requisite number of shares of Series B Preferred Stock;

(d)           the 3D Gamers Asset Purchase Agreement and each document delivered pursuant thereto, duly executed by each party thereto; and

(e)           all costs, fees and expenses payable to the Collateral Agent and the Majority Holders by the Company pursuant to Section 1.6 of the Note Purchase Agreement, including

4

without limitation the reasonable fees and disbursements of Latham & Watkins LLP.

SECTION 3.                COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 4.                RATIFICATION OF AGREEMENT

4.1.          To induce the Majority Holders to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Note Purchase Agreement or any Security Document exist and all representations and warranties contained in the Note Purchase Agreement and each Security Document are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

4.2.          Except as expressly set forth in this Amendment and as amended on July 9, 2004, the terms, provisions and conditions of the Note Purchase Agreement, each Security Document and the other Note Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 5.                GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE COMPANY, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY, EACH GUARANTOR, AND THEIR RESPECTIVE SUBSIDIARIES IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL (RETURN

5

RECEIPT REQUESTED) TO CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, ITS AGENT FOR SERVICE OF PROCESS, WHICH SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OR THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

EACH OF THE COMPANY, THE GUARANTORS AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE NOTE DOCUMENTS.

SECTION 6.                ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under its Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

SECTION 7.                DIRECTION TO COLLATERAL AGENT

The undersigned, constituting the holders of all of the Notes, hereby direct the Collateral Agent to consent to, execute and deliver this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS, INC.

By:	/s/ Mark Jung
Name:
Title: President

COLLATERAL AGENT:

US BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

[Counterpart Signature Pages Follow]

GoldenTree High Yield Value Master Fund, L.P.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
		Title:	Partner

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment No. 2 to
Note Purchase Agreement

GoldenTree High Yield Master Fund, Ltd.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
		Title:	Partner

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment No. 2 to
Note Purchase Agreement

GoldenTree High Yield Master Fund II, Ltd.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
		Title:	Partner

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment No. 2 to
Note Purchase Agreement

GoldenTree Capital Solutions Fund

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
		Title:	Partner

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment No. 2 to
Note Purchase Agreement

Exhibit A
Amendment No. 2 to Securities Purchase Agreement

[See Amendment No. 2 to Securities Purchase Agreement in Exhibit 10.15 to this Form S-1.]

Amendment and Waiver No. 3 to Note Purchase Agreement

AMENDMENT AND WAIVER NO. 3 TO NOTE PURCHASE AGREEMENT

This AMENDMENT AND WAIVER NO. 3 (“Amendment”) is made as of March 31, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), the registered holders of the Company’s Senior Secured Notes due March 31, 2009 (the “Notes”) listed on the signature pages hereto (collectively, the “Majority Holders”), and US Bank National Association, as collateral agent (the “Collateral Agent”).  This Amendment is made with reference to that certain Note Purchase Agreement dated as of March 3, 2004, by and among the Company, the purchasers listed on the signature pages thereto (the “Purchasers”), and the Collateral Agent, as amended by that certain Amendment and Waiver No. 1 dated as of July 9, 2004 and that certain Amendment No. 2 to Note Purchase Agreement dated February 4, 2005 (the “Note Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement.

WHEREAS, the Company, the Collateral Agent and the Purchasers entered into the Note Purchase Agreement;

WHEREAS, pursuant to Section 12.4 of the Note Purchase Agreement, the Company, the Collateral Agent, and the Majority Holders desire to make certain amendments to the Note Purchase Agreement as set forth below and the Guarantors desire to acknowledge such amendments;

WHEREAS, pursuant to Section 12.4 of the Note Purchase Agreement, the Company, and the Majority Holders desire to waive certain provisions of the Note Purchase Agreement as set forth below and the Guarantors desire to acknowledge such waivers;

WHEREAS, the holders of Senior Subordinated Notes have agreed to amend the Securities Purchase Agreement pursuant to that certain Amendment No. 3 to Securities Purchase Agreement attached hereto as Exhibit A;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                               WAIVER AND CONSENT

The Majority Holders hereby waive any and all rights and remedies of the Holders pursuant to Article VIII of the Note Purchase Agreement and Section 1.5(d) of the Note Purchase Agreement arising directly from the Defaults and Events of Default described on Exhibit B hereto and hereby waive any rights to notice required in the Note Purchase Agreement, with respect to such Defaults..

SECTION 2.                                               AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

2.1.          Section 5.2(a)(iii) of the Note Purchase Agreement is amended and restated in its entirety as follows:

“(iii)        Annual Financial Statements.  As soon as available, but in any event not later than 90 days after the close of each fiscal year (or, with respect to the close of fiscal

2

year 2004, not later than April 30, 2005), an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of operations, cash flows and changes in stockholder’s equity of the Company and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit or with respect to the continuance of the Company and its Subsidiaries as going concerns) by a nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP consistently applied;.”

SECTION 3.                                               CONDITIONS PRECEDENT

The effectiveness of the waiver to the Note Purchase Agreement contemplated by Section 1 hereof and amendments to the Note Purchase Agreement contemplated by Section 2 hereof is subject to the receipt by each Holder delivering a signature page to this Amendment of the following:

(a)           counterparts hereof duly executed by the Company, the Guarantors, the Collateral Agent and the Majority Holders;

(b)           an amendment to the Securities Purchase Agreement in the form of Exhibit A hereto, duly executed by the holders of the requisite principal amount of Senior Subordinated Notes and the holders of the requisite number of shares of Series B Preferred Stock; and

(c)           all costs, fees and expenses payable to the Collateral Agent and the Majority Holders by the Company pursuant to Section 1.6 of the Note Purchase Agreement, including without limitation the reasonable fees and disbursements of Latham & Watkins LLP.

SECTION 4.                                               COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 5.                                               RATIFICATION OF AGREEMENT

5.1.          To induce the Majority Holders to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Note Purchase Agreement or any Security Document exist and all representations and warranties contained in the Note Purchase Agreement and each Security Document are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

5.2.          Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Note Purchase Agreement, each Security Document and the other Note Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

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SECTION 6.                                               GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE COMPANY, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY, EACH GUARANTOR, AND THEIR RESPECTIVE SUBSIDIARIES IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) TO CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, ITS AGENT FOR SERVICE OF PROCESS, WHICH SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OR THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

EACH OF THE COMPANY, THE GUARANTORS AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE NOTE DOCUMENTS.

SECTION 7.                                               ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment,

4

its obligations under its Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS, INC.

By:	/s/ Mark Jung
Name:
Title:

COLLATERAL AGENT:

US BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

[Counterpart Signature Pages Follow]

GoldenTree High Yield Value Master Fund, L.P.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
Title:

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 3 to
Note Purchase Agreement

GoldenTree High Yield Master Fund, Ltd.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
Title:

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 3 to
Note Purchase Agreement

GoldenTree High Yield Master Fund II, Ltd.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
Title:

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 3 to
Note Purchase Agreement

GoldenTree Capital Solutions Fund

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
Title:

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 3 to
Note Purchase Agreement

GoldenTree Capital Solutions Offshore Fund

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas H. Shandell
Title:

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 3 to
Note Purchase Agreement

Exhibit A
Amendments to Securities Purchase Agreement

[See Amendment and Waiver No. 3 to Securities Purchase Agreement in Exhibit 10.15 to this Form S-1.]

Exhibit B
Existing Defaults

[Exhibit B has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

Amendment and Waiver No. 4 to Note Purchase Agreement

AMENDMENT AND WAIVER NO. 4 TO NOTE PURCHASE AGREEMENT

This AMENDMENT AND WAIVER NO. 4 (the “Amendment”) is made as of May 27, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), the registered holders of the Company’s Senior Secured Notes due March 31, 2009 (the “Notes”) listed on the signature pages hereto (collectively, the “Majority Holders”), and US Bank National Association, as collateral agent (the “Collateral Agent”).  This Amendment is made with reference to that certain Note Purchase Agreement dated as of March 3, 2004, by and among the Company, the purchasers listed on the signature pages thereto (the “Purchasers”), and the Collateral Agent, as amended by that certain Amendment and Waiver No. 1 to Note Purchase Agreement dated as of July 9, 2004, that certain Amendment No. 2 to Note Purchase Agreement dated February 4, 2005, and that certain Amendment No. 3 to Note Purchase Agreement dated March 31, 2005 (the “Note Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement.

WHEREAS, the Company, the Collateral Agent and the Purchasers entered into the Note Purchase Agreement;

WHEREAS, the Company desires to acquire all of the outstanding stock of AskMen.com Solutions Canada, Inc. for approximately $13,500,000 in cash (the “Acquisition”);

WHEREAS, in order to fund the Acquisition, the Company desires to issue certain notes in exchange for approximately $13,500,000 in cash (the “Financing”);

WHEREAS, in order to accommodate the Acquisition and the Financing and to make certain other necessary amendments, the Company, the Collateral Agent, and the Majority Holders desire to make certain amendments to the Note Purchase Agreement as set forth below pursuant to Section 12.4 of the Note Purchase Agreement and the Guarantors desire to acknowledge such amendments;

WHEREAS, pursuant to Section 12.4 of the Note Purchase Agreement, the Company, and the Majority Holders desire to waive certain provisions of the Note Purchase Agreement as set forth below and the Guarantors desire to acknowledge such waivers;

WHEREAS, the holders of Senior Subordinated Notes have agreed to amend the Securities Purchase Agreement pursuant to that certain Amendment and Waiver No. 4 to Securities Purchase Agreement attached hereto as Exhibit A;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                               WAIVER

The Majority Holders hereby waive any and all rights and remedies of the Holders it may have, including those pursuant to Article VIII of the Note Purchase Agreement and Section 1.5(d) of the Note Purchase Agreement arising directly from the Defaults and Events of Default described on Exhibit B hereto and hereby waive any rights to notice required in the Note Purchase Agreement with respect to such Defaults.

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SECTION 2.                                               AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

2.1.          Section 4.8 of the Note Purchase Agreement is amended by replacing the first sentence of Section 4.8 and replacing it with the following:

“The capitalization table on Schedule 4.8 sets forth and identifies in reasonable detail all outstanding short-term and long-term Indebtedness of the Company and its Subsidiaries as of the Closing Date (other than under this Agreement and pursuant to the Team Xbox Agreement provided that such Indebtedness does not exceed $350,000), including all notes issued by the Company to finance the acquisition of real or personal property, prior to and after giving effect to the GameSpy Acquisition and the other transactions contemplated by this Agreement.”

2.2.          Section 5.2(a)(iii) of the Note Purchase Agreement is amended and restated in its entirety as follows:

“(iii)        Annual Financial Statements.  As soon as available, but in any event not later than 90 days after the close of each fiscal year (or, with respect to the close of fiscal year 2004, not later than June 7, 2005), an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit or with respect to the continuance of the Company and its Subsidiaries as going concerns) by a nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP consistently applied;”

2.3.          Section 5.9 is amended and restated in its entirety as follows:

“Offer to Purchaser with Excess Cash and Net Financing Proceeds

“Within 30 days of the receipt of any Net Financing Proceeds, and within 90 days of the end of each fiscal year in which the Company generated Excess Cash Flow, the Company will make mandatory prepayments of the Aggregate Required Prepayment Amount as follows:

(a)           to the Notes in an amount equal to the Notes’ applicable First Lien Percentage of the Aggregate Required Prepayment Amount; and

(b)           to each other Series of First Lien Debt, in an amount equal to each Series of First Lien Debt’s applicable First Lien Percentage of the Aggregate Required Prepayment Amount;

provided, that if a Series of First Lien Debt requires the Company to make an offer to purchase, redeem or prepay such Series of First Lien Debt with such Net Financing Proceeds or Excess Cash Flow, then in lieu of making a mandatory prepayment of such First Lien Debt pursuant to clause (b) above, the Company shall use such Series of First Lien Debt’s First Lien Percentage of such Net Financing Proceeds or Excess Cash Flow to make such offer concurrent with the mandatory prepayment of the Aggregate Required Prepayment Amount payable to any other Series.  For the avoidance of doubt, the Company will make an offer to purchase Notes pursuant to this Section 5.9 only with the Note’s First Lien Percentage of any Net Financing Proceeds and Excess Cash Flow applied as set forth above.

If any Net Financing Proceeds or Excess Cash Flow remains after completion of a Mandatory Repurchase Offer or the mandatory prepayment of any other Series of First Lien Debt, the Company may use such Net Financing Proceeds or Excess Cash Flow for any purpose not otherwise prohibited by this Agreement.  Other than as specifically provided in this Section 5.9 any Mandatory

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Repurchase Offer or purchase of Notes pursuant to this Section 5.9 shall be made pursuant to the provisions of Sections 10.2 through 10.6.”

2.4.          Section 6.1(b) is amended by deleting the “and” at the end of clause (xi), deleting the “.” at the end of clause (xii) and replacing it with “; and” and inserting the following immediately thereafter:

“(xiii)       the incurrence by the Company of Indebtedness pursuant to the AskMen Credit Agreement; provided that the aggregate principal amount of such Indebtedness does not exceed $13,500,000.”

2.5.          The first clause (iii) of Section 6.4 is amended and restated in its entirety as follows:

“(iii)        make any payment (whether or not in cash) on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any unsecured Indebtedness or Indebtedness that is subordinated in right of payment to the Notes or any of the Note Guarantees (collectively “Junior Debt”); or”

2.6.          Section 6.4 is amended by deleting the “and” at the end of the second clause (iv), deleting the “.” at the end of clause (v) and replacing it with “; and” and inserting the following immediately thereafter:

“(vi)        regularly scheduled payments of interest and principal on the Senior Subordinated Notes.”

2.7.          The last paragraph of Section 6.6 is amended and restated in its entirety as follows:

“Any Net Asset Sale Proceeds from Asset Sales or Casualty Proceeds that are not applied or invested in the manner and within the time limits provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $500,000, within five days thereof, the Company will use such Excess Proceeds to make an offer to purchase the principal amount of, plus accrued and unpaid interest of the Notes as follows:

(a)           to the Notes in an amount equal to the Notes’ applicable First Lien Percentage of the Excess Proceeds; and

(b)           to each other Series of First Lien Debt, in an amount equal to each Series of First Lien Debt’s applicable First Lien Percentage of the Excess Proceeds;

provided, that if a Series of First Lien Debt requires the Company to make an offer to purchase, redeem or prepay such Series of First Lien Debt with such Excess Proceeds, then, in lieu of making a mandatory prepayment of such First Lien Debt pursuant to clause (b) above, the Company shall use such Series of First Lien Debt’s First Lien Percentage of such Excess Proceeds to make such offer concurrent with the mandatory prepayment of the Excess Proceeds payable to any other Series.  For the avoidance of doubt, the Company will prepay the Notes pursuant to this Section 6.6 only with the Note’s First Lien Percentage of any Excess Proceeds applied as set forth above.

The offer price in any Excess Proceeds Offer will be equal to the principal amount thereof plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If any

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Excess Proceeds remain after completion of an Excess Proceeds Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Agreement and the amount of Excess Proceeds will be reset to zero.”

2.8.          Section 7.1 is amended and restated in its entirety as follows:

“Minimum Consolidated EBITDA.

The Company will maintain a Consolidated EBITDA set forth below of at least the amount set forth below for each Test Period ending on each date listed below:

Test Period	Minimum EBITDA ($thousands)

June 30, 2005	12,225
September 30, 2005	12,875
December 31, 2005	15,075
March 31, 2006	15,725
June 30, 2006	16,275
September 30, 2006	16,700
December 31, 2006	18,000
March 31, 2007	18,675
June 30, 2007	19,350
September 30, 2007	19,500
December 31, 2007	19,850
March 31, 2008	20,000
June 30, 2008	20,400
September 30, 2008	20,750
December 31, 2008	21,150
March 31, 2009	21,450	”

2.9.          Section 7.2 is amended and restated in its entirety as follows:

“Minimum EBITDA to Consolidated Interest Expense.

The Company will not permit the ratio of (a) its Consolidated EBITDA for the Test Period ending on each date listed below to (b) its Consolidated Interest Expense for the Test Period ending on each date listed below to be less than the ratio set forth below:

Test Period	Ratio

June 30, 2005	2.60:1.00
September 30, 2005	2.60:1.00
December 31, 2005	2.60:1.00
March 31, 2006	2.60:1.00
June 30, 2006	2.75:1.00
September 30, 2006	2.75:1.00
December 31, 2006	3.00:1.00
March 31, 2007	3.25:1.00
June 30, 2007	3.50:1.00

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Test Period	Ratio

September 30, 2007	3.50:1.00
December 31, 2007	3.50:1.00
March 31, 2008	3.60:1.00
June 30, 2008	3.60:1.00
September 30, 2008	3.70:1.00
December 31, 2008	3.70:1.00
March 31, 2009	3.70:1.00	”

2.10.        Section 7.3 is amended and restated in its entirety as follows:

The Company will not, and will not permit its Subsidiaries to, make Consolidated Capital Expenditures for any purpose, in excess of the amounts set forth below for Test Period ending on the date set forth below:

Date	Capital Expenditures ($thousands)

December 31, 2005	5,000
December 31, 2006	5,000
December 31, 2007	5,000
December 31, 2008	5,000
December 31, 2009	5,000

In addition, the amount of Consolidated Capital Expenditures permitted by this Section 7.3 for any fiscal year shall be increased by an amount equal to the excess of (a) the permitted Consolidated Capital Expenditures for the immediately preceding fiscal year (without giving effect to this sentence) over (b) the amount of Consolidated Capital Expenditures permitted by the applicable clause actually made in such immediately preceding fiscal year; provided the aggregate amount of such excess does not exceed $250,000 in any fiscal year; provided further that any amount that is carried forward to any subsequent fiscal year which is not so expended shall not be available for any further subsequent fiscal year and the amount of Consolidated Capital Expenditures made in any fiscal year shall first be applied against the permitted amount set forth on the schedule above and thereafter applied to the amount available from the prior year.

2.11.        Section 7.4 of the Note Purchase Agreement is amended and restated in its entirety as follows:

“Leverage Ratios.

The Company will not permit the ratio (the “Leverage Ratio”) of (a) Funded Indebtedness of Company and its Subsidiaries on each date listed below to (b) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio

June 30, 2005	4.75:1.00
September 30, 2005	4.50:1.00

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Test Period	Ratio

December 31, 2005	4.00:1.00
March 31, 2006	3.75:1.00
June 30, 2006	3.50:1.00
September 30, 2006	3.25:1.00
December 31, 2006	3.00:1.00
March 31, 2007	2.60:1.00
June 30, 2007	2.50:1.00
September 30, 2007	2.50:1.00
December 31, 2007	2.40:1.00
March 31, 2008	2.30:1.00
June 30, 2008	2.30:1.00
September 30, 2008	2.25:1.00
December 31, 2008	2.20:1.00
March 31, 2009	2.15:1.00	”

2.12.        Section 8.1 is amended by deleting the “or” at the end of clause (xiii), deleting the “.” at the end of clause (xiv) and replacing it with “; or” and inserting the following immediately thereafter:

“(xv)       A default occurs under the Credit Agreement or any other First Lien Document (as defined in the Collateral Trust Agreement).”

2.13.        Section 10.1 is amended by inserting the following immediately after subsection (c):

“(d)         For purposes of this Section 10.1, a repurchase pursuant to a Repurchase Offer as provided in Section 10.2 hereof shall not be considered a redemption requiring payment of the Prepayment Premium.”

2.14.        Article XI of the Note Purchase Agreement is amended by inserting the following defined terms in appropriate alphabetical order in such Article:

““Aggregate Required Prepayment Amount” means for any mandatory prepayment to be prepaid pursuant to Section 5.9, the applicable amount of Net Financing Proceeds or the Applicable Percentage of Excess Cash Flow, as applicable.”

““AskMen Agreement” means the Share Transfer Agreement dated as of May 27, 2005 by and among the Company, 4293746 CANADA Inc., Venture Link Limited, 4205235 Canada Inc., 4205219 Canada Inc., 4205227 Canada Inc., and New Freedom Corporation.”

““AskMen Collateral Agreement” means the Guarantee and Collateral Agreement dated as of May 27, 2005 by and among the Company and certain of its subsidiaries in favor of US Bank National Association, and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith, as such may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.”

““AskMen Credit Agreement” means the Credit Agreement by and among the Company, the Lenders (as defined therein) and the US Bank National Association dated as of May 27, 2005, and each certificate, document, agreement or instrument delivered pursuant thereto or in connection

7

therewith, as such may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.”

““AskMen Note Documents” means the AskMen Credit Agreement and the AskMen Collateral Agreement.”

““AskMen Merger Documents” means the AskMen Agreement and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith.”“

““Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of May 27, 2005 by and, among the Company, the Guarantors, the Collateral Agent, US Bank National Association, as collateral agent under the Credit Agreement, and US Bank National Association, as collateral trustee thereunder.”

““Credit Agreement” means that certain Credit Agreement, dated as of May 27, 2005 by and among the Company, the Lenders (as defined therein), and US Bank National Association as administrative agent and as collateral agent.”

“First Lien Debt” has the meaning given to such term in the Collateral Trust Agreement.”

““First Lien Percentage” means at any time of measurement with respect to any single Series of First Lien Debt, the percentage that the aggregate outstanding principal amount of such Series of First Lien Debt bears to the aggregate outstanding principal amount of all Series of First Lien Debt.”

“Series of First Lien Debt” has the meaning given to such term in the Collateral Trust Agreement.”

““Team Xbox Agreement” means the Asset Purchase Agreement dated October 20, 2003 by and between Team Xbox LLC and the Company.”“

2.15.        Article XI of the Note Purchase Agreement is further amended by adding the following row in the proper chronological order in the table following clause (b) of the definition of “Consolidated EBITDA”:

December 31, 2004	Initial Public Offering Expense	$2,961,000

2.16.        Article XI of the Note Purchase Agreement is further amended by inserting the following sentence to the end of the definition of “Financing Proceeds”:

“For the avoidance of doubt, Financing Proceeds shall not include revenue received from licensing of Company’s Intellectual Property on a non-exclusive basis in the ordinary course of business.”

2.17.        Article XI of the Note Purchase Agreement is further amended by deleting the “.” at end of clause (x) of the definition of “Permitted Liens” and replacing it with “; and” and inserting the following immediately thereafter:

“(xi)         Liens on assets owned by the Company or any of its Subsidiaries securing Obligations under the AskMen Note Documents; and

8

“(xii)        Liens in favor of Silicon Valley Bank or replacement arrangements for the same purpose arising in connection with two blocked accounts with the bank to secure certain obligations as set forth below:

Account Number	Purpose

8800052253

Short Term Investment Blocked Account in which Company has on deposit $712,000 to secure repayment obligation which would arise from draws made under a letter of credit in favor landlord of Company’s leasehold at 475 Park Avenue South, Cohen Brothers LLC, as security for performance of the lease.

8800054423

Merchant CD Account Blocked Account in which Company has on deposit $125,000, to provide security for repayment of sums which may become due to Silicon Valley Bank in connection with Company’s merchant banking accounts (for the acceptance of credit card payments).”

2.18.        Article XI of the Note Purchase Agreement is further amended by amending and restating the following defined terms in such Article:

““Acquisition Consideration” means the “Merger Consideration” (as defined in the Rotten Tomatoes Merger Document), and the “Purchase Price” (as defined in the 3D Gamers Agreement and the AskMen Agreement, as appropriate).”

““Acquisition Documents” means each 3D Gamers Merger Document, each Rotten Tomatoes Merger Document and each AskMen Merger Document.”

““Subsequent Investment Cap” means, with respect to the Rotten Tomatoes Merger Agreement, $9,300,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement, with respect to the 3D Gamers Agreement, $2,000,000, and with respect to the AskMen Agreement, $13,500,000.”“

SECTION 3.                                               CONSENT

3.1.          The Majority Holders hereby consent to the amendment to the Securities Purchase Agreement in the form of Exhibit A hereto pursuant to Section 6.5 of the Note Purchase Agreement.

3.2.          The Majority Holders and the Collateral Agent hereby consent to the amendment and restatement of the Guarantee and Collateral Agreement, dated March 3, 2004, made by the Company in favor of the Holders, in the form attached hereto as Exhibit C.

3.3.          The Majority Holders and the Collateral Agent hereby consent to the Collateral Trust Agreement, dated as of May 27, 2005, by and among the Company, the Guarantors, the Collateral Agent, US Bank National Association, as collateral agent under the Credit Agreement, and US Bank National Association, as collateral trustee thereunder, in the form attached hereto as Exhibit D.

9

SECTION 4.                                               CONDITIONS PRECEDENT

The effectiveness of the waiver to the Note Purchase Agreement contemplated by Section 1 hereof, the amendments to the Note Purchase Agreement contemplated by Section 2 hereof and the consent contemplated by Section 3 hereof are subject to the receipt by each Holder delivering a signature page to this Amendment of the following:

(a)           counterparts hereof duly executed by the Company, the Guarantors, the Collateral Agent and the Majority Holders;

(b)           an amendment to the Securities Purchase Agreement in the form of Exhibit A hereto, duly executed by the holders of the requisite principal amount of Senior Subordinated Notes and the holders of the requisite number of shares of Series B Preferred Stock; and

(c)           the AskMen Merger Documents, the AskMen Note Documents and each document delivered pursuant thereto, duly executed by each party thereto; and

(d)           all costs, fees and expenses payable to the Collateral Agent and the Majority Holders by the Company pursuant to Section 1.6 of the Note Purchase Agreement, including without limitation the reasonable fees and disbursements of Latham & Watkins LLP.

SECTION 5.                                               COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 6.                                               RATIFICATION OF AGREEMENT

6.1.          To induce the Majority Holders to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Note Purchase Agreement or any Security Document exists and all representations and warranties contained in this Amendment and in Sections 4.1(a), 4.1(b), and 4.4 of the Note Purchase Agreement, as amended by this Amendment, are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

6.2.          Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Note Purchase Agreement, each Security Document and the other Note Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 7.                                               GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE

10

GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE COMPANY, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY, EACH GUARANTOR, AND THEIR RESPECTIVE SUBSIDIARIES IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) TO CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, ITS AGENT FOR SERVICE OF PROCESS, WHICH SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OR THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

EACH OF THE COMPANY, THE GUARANTORS AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE NOTE DOCUMENTS.

SECTION 8.                                               ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under its Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

11

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS, INC.

By:	/s/ Mark Jung
Name:
Title:

COLLATERAL AGENT:

US BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins

Name: Michael M. Hopkins
Title: Vice President

[Counterpart Signature Pages Follow]

GoldenTree High Yield Value Master Fund, L.P.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
Name:
Title:

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 4 to
Note Purchase Agreement

GoldenTree High Yield Master Fund, Ltd.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
Name:
Title:

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 4 to
Note Purchase Agreement

GoldenTree High Yield Master Fund II, Ltd.

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
Name:
Title:

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 4 to
Note Purchase Agreement

GoldenTree Capital Solutions Fund

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
Name:
Title:

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 4 to
Note Purchase Agreement

GoldenTree Capital Solutions Offshore Fund

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
Name:
Title:

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 4 to
Note Purchase Agreement

Exhibit A
Amendment and Waiver to Securities Purchase Agreement

[See Amendment and Waiver No. 4 to Securities Purchase Agreement in Exhibit 10.15 to this Form S-1.]

Exhibit B
Existing Defaults

[Exhibit B has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

Exhibit C
Amended and Restated Guarantee and Collateral Agreement

[See Amended and Restated Guarantee and Collateral Agreement in Exhibit 10.17 to this Form S-1.]

Exhibit D
Collateral Trust Agreement

[See Collateral Trust Agreement in Exhibit 10.18 to this Form S-1.]

Amendment and Waiver No. 5 to Note Purchase Agreement

AMENDMENT AND WAIVER NO. 5 TO NOTE PURCHASE AGREEMENT

This AMENDMENT AND WAIVER NO. 5 (the “Amendment”) is made as of June 7, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), the registered holders of the Company’s Senior Secured Notes due March 31, 2009 (the “Notes”) listed on the signature pages hereto (collectively, the “Majority Holders”), and US Bank National Association, as collateral agent (the “Collateral Agent”).  This Amendment is made with reference to that certain Note Purchase Agreement dated as of March 3, 2004, by and among the Company, the purchasers listed on the signature pages thereto (the “Purchasers”), and the Collateral Agent, as amended by that certain Amendment and Waiver No. 1 to Note Purchase Agreement dated as of July 9, 2004, that certain Amendment No. 2 to Note Purchase Agreement dated February 4, 2005, that certain Amendment No. 3 to Note Purchase Agreement dated March 31, 2005, and that certain Amendment and Waiver No. 4 to Note Purchase Agreement dated May 27, 2005 (the “Note Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement.

WHEREAS, the Company, the Collateral Agent and the Purchasers entered into the Note Purchase Agreement;

WHEREAS, the Company is in default of certain financial covenants set forth in the Note Purchase Agreement;

WHEREAS, pursuant to Section 12.4 of the Note Purchase Agreement, the Company, the Collateral Agent, and the Majority Holders desire to make certain amendments to the Note Purchase Agreement as set forth below and the Guarantors desire to acknowledge such amendments;

WHEREAS, pursuant to Section 12.4 of the Note Purchase Agreement, the Majority Holders desire to waive certain provisions of the Note Purchase Agreement as set forth below and the Guarantors desire to acknowledge such waivers;

WHEREAS, the holders of Senior Subordinated Notes have agreed to amend the Securities Purchase Agreement pursuant to that certain Amendment and Waiver No. 5 to Securities Purchase Agreement attached hereto as Exhibit A;

WHEREAS, the Majority Lenders (as defined in the Credit Agreement) have agreed to amend the Credit Agreement pursuant to that certain Amendment and Waiver No. 1 to Credit Agreement attached hereto as Exhibit B;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2

SECTION 1.                                               WAIVER

The Majority Holders hereby waive any and all rights and remedies of the Holders it may have, including those pursuant to Article VIII of the Note Purchase Agreement and Section 1.5(d) of the Note Purchase Agreement, arising directly from the Defaults and Events of Default described on Exhibit C hereto and hereby waive any rights to notice required in the Note Purchase Agreement with respect to such Defaults.

SECTION 2.                                               AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

2.1.                              Section 7.2 of the Note Purchase Agreement is amended and restated in its entirety as follows:

“Minimum EBITDA to Consolidated Interest Expense.

The Company will not permit the ratio of (a) its Consolidated EBITDA for the Test Period ending on each date listed below to (b) its Consolidated Interest Expense for the Test Period ending on each date listed below to be less than the ratio set forth below:

Test Period	Ratio

June 30, 2005	1.80:1.00
September 30, 2005	1.80:1.00
December 31, 2005	2.00:1.00
March 31, 2006	2.00:1.00
June 30, 2006	2.00:1.00
September 30, 2006	2.10:1.00
December 31, 2006	2.35:1.00
March 31, 2007	2.50:1.00
June 30, 2007	2.60:1.00
September 30, 2007	2.60:1.00
December 31, 2007	2.65:1.00
March 31, 2008	2.75:1.00
June 30, 2008	3.00:1.00
September 30, 2008	3.25:1.00
December 31, 2008	3.25:1.00
March 31, 2009	3.25:1.00	”

2.2.                              Section 7.4 of the Note Purchase Agreement is amended and restated in its entirety as follows:

“Leverage Ratios.

The Company will not permit the ratio (the “Leverage Ratio”) of (a) Funded Indebtedness of Company and its Subsidiaries on each date listed below to (b) Consolidated

3

EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio
June 30, 2005	4.75:1.00
September 30, 2005	4.25:1.00
December 31, 2005	3.65:1.00
March 31, 2006	3.50:1.00
June 30, 2006	3.35:1.00
September 30, 2006	3.15:1.00
December 31, 2006	2.90:1.00
March 31, 2007	2.60:1.00
June 30, 2007	2.50:1.00
September 30, 2007	2.50:1.00
December 31, 2007	2.40:1.00
March 31, 2008	2.30:1.00
June 30, 2008	2.30:1.00
September 30, 2008	2.25:1.00
December 31, 2008	2.20:1.00
March 31, 2009	2.15:1.00	”

SECTION 3.                                               CONSENT

The Majority Holders hereby consent to the amendment to the Securities Purchase Agreement in the form of Exhibit A hereto pursuant to Section 6.5 of the Note Purchase Agreement.

SECTION 4.                                               CONDITIONS PRECEDENT

The effectiveness of the waiver to the Note Purchase Agreement contemplated by Section 1 hereof, the amendments to the Note Purchase Agreement contemplated by Section 2 hereof and the consent contemplated by Section 3 hereof are subject to the receipt by each Holder delivering a signature page to this Amendment of the following:

(a)                                  counterparts hereof duly executed by the Company, the Guarantors, the Collateral Agent and the Majority Holders;

(b)                                 an amendment to the Securities Purchase Agreement in the form of Exhibit A hereto (the “SPA Amendment”), duly executed by the holders of the requisite principal amount of Senior Subordinated Notes and the holders of the requisite number of shares of Series B Preferred Stock; and

(c)                                  an amendment to the Credit Agreement in the form of Exhibit B hereto (the “NPA Amendment”), duly executed by the Majority Lenders (as defined therein) and each Agent (as defined therein); and

4

(d)                                 all costs, fees and expenses payable to the Collateral Agent and the Majority Holders by the Company pursuant to Section 1.6 of the Note Purchase Agreement, including without limitation the reasonable fees and disbursements of Latham & Watkins LLP.

SECTION 5.                                               COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 6.                                               RATIFICATION OF AGREEMENT

6.1.                              To induce the Majority Holders to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Note Purchase Agreement or any Security Document exists and all representations and warranties contained in this Amendment and in Sections 4.1(a), 4.1(b), and 4.4 of the Note Purchase Agreement, as amended by this Amendment, are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

6.2.                              Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Note Purchase Agreement, each Security Document and the other Note Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 7.                                               GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE COMPANY, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY, EACH GUARANTOR, AND THEIR RESPECTIVE SUBSIDIARIES IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL (RETURN

5

RECEIPT REQUESTED) TO CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, ITS AGENT FOR SERVICE OF PROCESS, WHICH SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OR THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

EACH OF THE COMPANY, THE GUARANTORS AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE NOTE DOCUMENTS.

SECTION 8.                                               ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under its Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

6

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS INC.

By:	/s/ Mark Jung
Name:
Title:

INCFUSION CORPORATION (D.B.A. ROTTEN TOMATOES)

By:	/s/ Mark Jung
Name:
Title:

COLLATERAL AGENT:

US BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

[Counterpart Signature Pages Follow]

GoldenTree High Yield Value Master Fund, L.P.

By:                              GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
	Name:	Thomas Shandell
	Title:	Portfolio Manager

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor

300 Park Avenue

New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 5 to
Note Purchase Agreement

GoldenTree High Yield Master Fund, Ltd.

By:                              GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
	Name:	Thomas Shandell
	Title:	Portfolio Manager

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor

300 Park Avenue

New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 5 to
Note Purchase Agreement

GoldenTree High Yield Master Fund II, Ltd.

By:                              GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
	Name:	Thomas Shandell
	Title:	Portfolio Manager

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor

300 Park Avenue

New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 5 to
Note Purchase Agreement

GoldenTree Capital Solutions Fund

By:                              GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
	Name:	Thomas Shandell
	Title:	Portfolio Manager

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor

300 Park Avenue

New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 5 to
Note Purchase Agreement

GoldenTree Capital Solutions Offshore Fund

By:                              GoldenTree Asset Management, LP, as Investment Advisor

By:	/s/ Thomas H. Shandell
	Name:	Thomas Shandell
	Title:	Portfolio Manager

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor

300 Park Avenue

New York, New York 10022

Counterpart Signature Page

Amendment And Waiver No. 5 to
Note Purchase Agreement

Exhibit A

Amendment and Waiver to Securities Purchase Agreement

[See Amendment No. 5 to Securities Purchase Agreement in Exhibit 10.15 to this Form S-1.]

Exhibit B

Amendment and Waiver to Credit Agreement

[See Amendment and Waiver No. 1 to Credit Agreement in Exhibit 10.18 to this Form S-1.]

Exhibit C

Existing Defaults

[Exhibit C has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]